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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

Abbott Laboratories
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

On the Cover: Glucerna

Juliana Auler, São Paulo, Brazil

    Juliana Auler is an English teacher, translator and dedicated mom to a highly active toddler. As a person with diabetes, Juliana understands better than most the importance of proper nutrition. She relies on Glucerna to help fill in the gaps in her diet, while keeping her blood sugar at optimal levels.

Abbott Laboratories 1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

YOUR VOTE IS IMPORTANT

Please sign and promptly return your proxy
in the enclosed envelope, or vote your
shares by telephone or using the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 24, 2015

The Annual Meeting of the Shareholders of Abbott Laboratories will be held at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois, on Friday, April 24, 2015, at 9:00 a.m. for the following purposes:

  •
  To elect 11 directors to hold office until the next Annual Meeting or until their successors are elected (Item 1 on the proxy card),

  •
  To ratify the appointment of Ernst & Young LLP as auditors of Abbott for 2015 (Item 2 on the proxy card),

  •
  To vote on an advisory vote on the approval of executive compensation (Item 3 on proxy card), and

  •
  To transact such other business as may properly come before the meeting, including consideration of two shareholder proposals, if presented at the meeting (Items 4 and 5).

The Board of Directors recommends that you vote FOR Items 1, 2, and 3 on the proxy card.

The Board of Directors recommends that you vote AGAINST Items 4 and 5 on the proxy card.

The close of business on February 25, 2015, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

Abbott's 2015 Proxy Statement and 2014 Annual Report to Shareholders are available at www.abbott.com/proxy.

If you are a registered shareholder, you may access your proxy card by either:

  •
  Going to the following website: www.investorvote.com/abt, entering the information requested on your computer screen and then following the simple instructions, or

  •
  Calling (in United States, U.S. territories, and Canada), toll-free 1-800-652-VOTE (8683) on a touch-tone telephone, and following the simple instructions provided by the recorded message.

  Admission to the meeting will be by admission card only. If you plan to attend, please complete and return the reservation form on the back cover, and an admission card will be sent to you. Due to space limitations, reservation forms must be received before April 17, 2015. Each admission card, along with photo identification, admits one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

By order of the Board of Directors.

Hubert L. Allen

Secretary

March 13, 2015

2 Abbott Laboratories

PROXY SUMMARY

This summary contains highlights about our Company and the upcoming 2015 Annual Meeting of Shareholders. This summary does not contain all of the information that you should consider in advance of the meeting, and we encourage you to read the entire Proxy Statement carefully before voting.

The accompanying proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Shareholders. The meeting will be held on April 24, 2015, at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about March 13, 2015.

ABBOTT—DURABLE GROWTH AND INCOME

Abbott's investment identity is one of long-term durable growth and increasing returns to shareholders. In 2014, Abbott achieved another strong year of financial results and returns. Abbott's 1-year total shareholder return (TSR) of 20.1% significantly outperformed both the Standard & Poor's 500 Index (S&P 500) and the Dow Jones Industrial Average (DJIA)*. Our 1-year TSR performance ranked in the 89th percentile versus Abbott's peer group. Abbott also returned $3.5 billion to shareholders in the form of dividends and share repurchases in 2014, an increase of 40% versus the prior year. Over the last 10 years, Abbott has delivered a cumulative TSR of 165%, significantly outperforming both the S&P 500 and DJIA over that same time horizon. In addition to sustained TSR over-performance during this period, Abbott's diversified model delivered more durable performance during market correction periods over this cycle, including the global financial crisis in 2008.

  *
  Source: Thomson Reuters. Thomson Reuters applied an adjustment factor to adjust Abbott historical prices prior to and up through December 31, 2012 to account for the AbbVie separation, which was effective on January 1, 2013. To accurately reflect the TSR created by Abbott since the AbbVie separation, Abbott uses the daily dividend reinvestment methodology to calculate TSR. Other financial data providers may use different methodologies to adjust for the AbbVie separation, which may produce different results.
Abbott Laboratories 3

ABBOTT OVERVIEW—UNIQUELY DIVERSE AND BALANCED

Abbott is one of the most globalized healthcare companies, with approximately 70% of our revenue coming from international markets, including nearly 50% of revenue coming from faster-growing emerging geographies. And approximately 50% of our sales are direct to consumers and patients, rather than third-party payers, making Abbott one of the most consumer-facing healthcare companies in the world.

The four businesses that compose Abbott are leaders in large, attractive markets and aligned with favorable, long-term healthcare trends. These businesses operate in different sectors of the overall healthcare market: nutritionals, pharmaceuticals, diagnostics, and innovation-driven medical devices. Our broad presence and expertise allow us to create new solutions-across the spectrum of health, around the world, for all stages of life-that help people maximize their potential through better health. We leverage our diverse business model and broad exposure across many geographies to deliver durable and reliable long-term growth while minimizing volatility that may present itself from time to time in any one business or market.

NUTRITION • 34% of Abbott revenue • Leadership in pediatric and adult nutrition • Science-based new product pipeline • Competes in medical and consumer markets
ESTABLISHED PHARMACEUTICALS

•

16% of Abbott revenue

•

100% of sales in emerging geographies following the sale of the developed markets business

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Competes in branded generic pharmaceutical markets; high patient/consumer interactions

DIAGNOSTICS

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23% of Abbott revenue

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Leadership in immunoassay diagnostics and blood screening

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Capital-intensive business

•

Competes in core laboratory diagnostics, molecular diagnostics, and point-of-care diagnostics markets

MEDICAL DEVICES

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27% of Abbott revenue

•

Leadership in coronary devices, mitral valve repair, and LASIK

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Entered electrophysiology market in 2014

•

Competes in innovation-driven medical devices in vascular, diabetes, and vision care markets

  *
  Continuing operations exclude the businesses sold in the first quarter of 2015: Abbott's developed markets branded generics business and Animal Health business. While Abbott managed these businesses until they were sold the first quarter of 2015, Abbott's earnings release and 2014 Annual Report on Securities and Exchange Commission Form 10-K presented results on a continuing operations basis.
4 Abbott Laboratories

 SELECT STRATEGIC GROWTH INITIATIVES EXECUTED IN 2014

2014 was another year of major strategic progress and accomplishment for each of our businesses. During the year, Abbott executed a number of initiatives that are reflected in the long-term goals of our officers as we continue to build and shape our company. Decisions and actions taken in 2014 provide the basis for sustainable success over the long term.

Established Pharmaceuticals-Reshaped for accelerated growth	Repositioned our Established Pharmaceuticals business for rapid and sustainable growth, including:

Acquired CFR Pharmaceuticals, establishing Abbott among the top 10 pharmaceuticals companies in Latin America.

Acquired Veropharm, establishing Abbott as a top 5 branded generic pharmaceuticals company in Russia.

In February 2015, completed the sale of the developed markets business of our Established Pharmaceuticals segment. Abbott's Established Pharmaceuticals business now operates entirely in emerging geographies.

Nutrition-Strengthened and expanded in key geographies	Continued to build our local R&D presence and capabilities in key emerging geographies, including opening state-of-the-art manufacturing plants in China and India.

Invested in our local supply chain in China by partnering with the world's largest dairy cooperative to support long-term demand.

Medical Devices-Launched several new products and advanced key clinical programs	Launched several new cataract lens products, which replace the natural lens to improve vision for patients with cataracts.

Launched the FreeStyle® Libre flash glucose monitor in Europe. This unique device reads glucose levels through a small sensor that can be worn discreetly and eliminates finger sticks.

Entered the $3 billion, fast growing, electrophysiology market with a technology that can improve the treatment of atrial fibrillation, one of the most common heart rhythm disorders in the world.

Diagnostics-Advanced several next-generation systems in R&D	Continued to advance several next-generation R&D platforms for the core laboratory, molecular, and point-of-care diagnostics markets that will positively impact patient care, improve service to customers, enhance laboratory productivity, and reduce costs. The first of those platforms launched at the end of 2014.

Continued to make significant progress in expanding our operating margins	Expanded our adjusted operating margin ratio from continuing operations by nearly 200 basis points over 2013, primarily by improvements in the Diagnostics, Nutritionals, and Vascular businesses.

Abbott Laboratories 5

 2014 RESULTS

In 2014, Abbott generated revenue of $22.3 billion, including revenue from discontinued operations associated with the divestitures of certain businesses that were initiated during 2014.* Operational sales from continuing operations, which excludes the impact of foreign exchange and the divested businesses, increased 5.5% versus 2013. The operational sales growth rate from continuing operations increased sequentially for each quarter of 2014. Adjusted diluted earnings-per-share (EPS), excluding specified items, was $2.28 in 2014, reflecting growth of 13.4% versus the prior year and exceeding the mid-point of our original 2014 guidance range by $0.07 or 3.2%*. Abbott's adjusted diluted EPS growth ranked in the top 3 out of 19 peers over each of the past two years since the separation with AbbVie. (See Annex I for a reconciliation of GAAP and non-GAAP financial measures).

GOVERNANCE HIGHLIGHTS

The Board of Directors continuously monitors best practices in governance and adopts measures that it determines are in the best interest of Abbott's shareholders. Highlights of our governance practices include:

BOARD OF DIRECTORS

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  10 of Abbott's 11 directors are independent

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  All directors elected annually

  •
  Independent lead director since 2005

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  No former employees serve as directors

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  Executive sessions of independent directors at each regularly scheduled meeting

  •
  97% average attendance of all directors at Board and committee meetings in 2014

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  50% of the independent directors are women or minorities

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  Annual succession planning for management

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  Annual Board and Board committee self-assessments

SHAREHOLDER INTERESTS

  •
  Annual "Say on Pay" advisory vote to approve executive compensation

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  Annual vote to ratify our independent auditor

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  Public Policy Committee that oversees corporate political contributions, legal and regulatory compliance, and healthcare compliance

  *
  2014 revenue and adjusted diluted earnings-per-share figures include the contribution from discontinued operations associated with the previously announced divestitures of the developed markets segment of our Established Pharmaceuticals business and our Animal Health business. Both of these transactions closed in the first quarter of 2015. Abbott continued to manage these businesses through the time of closing.
6 Abbott Laboratories

EXECUTIVE COMPENSATION PROGRAM

Last year 96% of our shareholders approved the compensation of our named executive officers. Those compensation decisions were made by the Compensation Committee and our Board of Directors based upon financial metrics, including total shareholder return.

Abbott's 3-year total shareholder return was 80% from 2012-2014. During that same period, our CEO's compensation declined by 29% as a result of aligning our pay practices to the new peer group which was selected following the separation with AbbVie on January 1, 2013.

CUMULATIVE TSR* AND ANNUAL ABBOTT CEO PAY

ABBOTT 3-YEAR TSR* VS CHANGE IN CEO PAY
(2012-2014)

  *
  Cumulative TSR of investment initiated on December 31, 2011.
  Source: Thomson Reuters. Thomson Reuters applied an adjustment factor to adjust Abbott historical prices prior to and up through December 31, 2012 to account for the AbbVie separation, which was effective on January 1, 2013. To accurately reflect the TSR created by Abbott since the AbbVie separation, Abbott uses the daily dividend reinvestment methodology to calculate TSR. Other financial data providers may use different methodologies to adjust for the AbbVie separation, which may produce different results.
Abbott Laboratories 7

During 2014, we reached out to more than 200 investors and conducted meetings with investors representing more than 35% of our outstanding shares. We continue to evolve our compensation program based upon feedback we receive during those discussions with investors, as well as continual review of market practices.

EXECUTIVE COMPENSATION CHANGES FOR 2014
• Increased ROE target for vesting of performance shares granted in 2015 • Added a policy prohibiting hedging	• Added an anti-pledging policy • Added a shareholding retention requirement • Strengthened our recoupment policy

Over the past several years, we have made numerous other changes to our program, including:

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  Using three performance assessments to determine the amount of equity awards:

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  Relative TSR (compared to peer companies)—Determines equity grant guidelines

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  Individual performance—Determines individual officer award based on equity grant guidelines

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  ROE—Determines that performance has been sustained before awards vest

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  Granting equity awards that are double-trigger vesting in the event of a change in control

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  Eliminating tax gross-ups in our executive officer pay program

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  Engaging a Compensation Committee consultant that performs no other work for Abbott

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  Revising executive share ownership guidelines:

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  Chief Executive Officer—6 times base salary

  –
  Executive Vice President/Senior Vice President—3 times base salary

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  All other officers—2 times base salary

For additional details on our compensation program, see the Compensation Discussion and Analysis section of this proxy statement, which starts on page 29.

8 Abbott Laboratories

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

The compensation program for our executive officers includes key features that align the interests of our executives with Abbott's business strategies and goals, as well as the interests of our shareholders. The program does not include features that could misalign these interests.

What We Do	What We Don't Do

Use equity for long-term incentive awards	No tax gross-ups under our executive officer pay program
Determine long-term incentive award guidelines based on relative TSR	No change in control agreement for the CEO
Vest long-term incentive awards only upon achievement of ROE target	No employment contracts
Benchmark against peers whose investment profile, operating characteristics, and employment and business markets share similarities with Abbott	No repricing of stock options
Align payout of annual incentive awards to drivers of shareholder value, such as adjusted EPS	No guaranteed bonuses
Provide change in control benefits under double-trigger circumstances only	No discounted stock options
Include forfeiture for misconduct provision in equity grants and recoup compensation when warranted	No hedging of Company shares
Require significant share ownership	No highly leveraged incentive plans that encourage excessive risk taking
Require retention of vested long-term incentive awards	No immediate vesting of stock options or restricted stock
Apply anti-pledging policy for Company shares	No uncapped incentive award payments

Abbott Laboratories 9

PEER GROUP

Our investors compare us to other global multinational companies, not necessarily in healthcare, that share similar characteristics aligned with our investment identity of durable growth and returns to shareholders. Therefore, our peer group was selected to strike the right balance between size, similar return profiles, geographic breadth, and management and operating structure. The peer group includes companies that are outside the healthcare space and, after the separation with AbbVie, excludes companies that focus primarily on proprietary pharmaceuticals. It also purposely excludes companies whose revenues are predominately derived from the U.S. and small non-diverse healthcare companies, since our investors tell us that these companies are not viable peers. In selecting our peer group for performance and compensation benchmarking, we considered:

  •
  Globally diverse manufacturing-driven organizations with significant international operations

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  Consumer-facing organizations

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  Similar financial and operating measures, including revenue, market capitalization, and number of employees

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  Similar return of cash profiles, including dividends and share repurchases

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  Similar geographic mix of revenues and profits

3M Company Baxter International Caterpillar, Inc. The Coca-Cola Company Covidien PLC	Danaher Corporation E. I. du Pont Eaton Corporation Emerson Electric Co. Honeywell International	Illinois Tool Works Johnson & Johnson Kimberly-Clark Corp. McDonald's Corp. Medtronic	Novartis AG Procter & Gamble Co. Thermo Fisher Scientific United Technologies Corp.

As it pertains to healthcare peers, Johnson & Johnson most closely reflects our durable growth and income identity, as well as the lines of business in which we operate. Other healthcare companies in our peer group reflect specific aspects of our business and/or compete directly with Abbott in specific businesses or product areas while also reflecting our financial and operating scale.

Although Abbott has been assigned to the GICS of "Health Care Equipment," this code does not describe Abbott:

  •
  Less than 50% of our sales are generated by healthcare equipment products;

  •
  Approximately 50% of our sales are generated by nutritional and pharmaceutical products; and

  •
  Approximately 50% of our sales are direct to consumers and patients. Therefore, our peer group includes consumer and household product companies: Procter & Gamble, Kimberly-Clark, Coca-Cola, and McDonald's.

Our peer group also includes companies that reflect the breadth of our international operations. We currently generate approximately 70% of our revenues internationally and continue to expand our international presence and operations in order to move closer to the markets we serve.

This particular set of companies was determined shortly after the separation with AbbVie to reflect the nature of our business going forward. The Compensation Committee, working with its outside consultant, determined the selection criteria and then chose the companies listed above. In 2014, the Committee reviewed with its consultant and reaffirmed this group of companies.

Given that there had been no significant change in Abbott's revenue size or market capitalization, the positive feedback we had received from investors, and the Committee's strong opinion that stability in a peer group is important, the Committee and its consultant determined that there is no reason to change this peer group.

See pages 33 and 34 for additional details on our peer group.

10 Abbott Laboratories

OVERVIEW OF TOTAL COMPENSATION MIX

Our compensation program provides an appropriate and competitive mix of elements to incentivize our executives to achieve the Company's business strategies and goals, while also aligning executive performance and rewards with shareholder interests. Our compensation structure has contributed to a corporate culture that encourages employees to regard Abbott as a career employer while rewarding employees for both short-and long-term contributions.

The vast majority of compensation for our officers is performance-based and objectively determined. The remainder of this section provides additional information regarding our compensation programs, including the mix of total compensation and how incentive awards are determined.

TOTAL COMPENSATION MIX

Compensation Element	Abbott CEO	Other Abbott NEOs

Base Salary	$1,973,077	$3,142,680
Annual Cash Incentive Plan	$3,800,000	$2,923,400
Long-Term Incentive Awards
Grant made in 2014 based on 2013 results	$9,299,996	$8,588,977

Total Compensation (See page 43)	$17,732,241	$20,013,822

Abbott Laboratories 11

ANNUAL CASH INCENTIVE PAYOUT CALCULATION FOR EXECUTIVES

Under the annual cash incentive plan, the Compensation Committee sets a target payout (expressed as a percentage of base salary) for each officer based upon market benchmarks and internal calibration. The final payout is determined based upon achievement of certain annual goals.

The Compensation Committee may adjust the calculated annual cash incentive plan award amount up or down based on additional factors. Note that the quantitative assessment on its own does not produce above-target payouts. An above-target payout can only be produced when the Compensation Committee believes performance merits an above-target payout.

Examples of Factors That Could Create Upward Adjustment

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  Performance well above plan

  •
  Successful completion of unplanned acquisition

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  Acceleration of R&D milestones

Examples of Factors That Could Create Downward Adjustment

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  Missing performance targets

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  Missing R&D milestones

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  Compliance breach

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  Violation of our Core Leadership Requirements

For 2014, individual payouts for Abbott's 19 executive officers ranged from 53% to 125% of target. Seven officers received payouts above their target and ten received payouts below their target. The two remaining officers received payouts at their target. Only officers whose individual and business performance were well above expectations were awarded payouts in excess of their target.

12 Abbott Laboratories

LONG-TERM INCENTIVE GRANTS FOR EXECUTIVES

Unlike many other companies that use performance measures to adjust their long-term incentive (LTI) awards solely during the vesting process, Abbott uses performance measures three times to determine the amount of equity awards to be granted and vested.

To align with Company performance, guideline award levels are set using the percentile ranking of Abbott's TSR (1, 3, and 5 years) as compared to our peers. For example, if the combination of TSR percentile rankings is approximately the 60th percentile, then LTI guideline award levels will be set at the 60th percentile of the peer group market data for LTI.

Starting with the guideline award level set in step 1, individual officer awards are adjusted up or down based upon individual performance and the performance of their business.

Officer performance is determined using a 50/50 weighting of individual performance and progress toward long-range plan objectives. This calculation is then raised or lowered depending on the officer's relative contribution to the overall enterprise.

Awards granted in 2014, based on individual officer performance in 2013, resulted in individual awards ranging from 80%-130% of guideline award levels. Eight executive officers received a grant of less than their guideline award level, and six received a grant in excess of their guideline award level. All other executive officers received a grant equal to the guideline award level.

In our final step, options and performance shares are again aligned to performance.

Since our initial guideline award levels are based upon relative TSR, we do not use a relative metric for vesting of our performance-restricted shares. Instead, we vest awards at 100% or 0% depending upon the achievement of our ROE target, meaning there is no upside and no partial vesting if ROE falls short of the target.

The focus on ROE ensures that our growth and investment return objectives are achieved before awards vest. Because ROE measures how much profit the Company generates over the long term with the capital that shareholders have invested, the Compensation Committee believes it is an appropriate metric for vesting equity granted to the Company's executive officers. The ROE target for awards granted in 2015 was increased from 10% to 11%.

Options accrue value only through stock price appreciation. This directly aligns the compensation earned with the value shareholders would have received over the same period of time.

Abbott Laboratories 13

INFORMATION ABOUT THE ANNUAL MEETING

Who Can Vote

Shareholders of record at the close of business on February 25, 2015 will be entitled to notice of and to vote at the Annual Meeting. As of January 31, 2015, Abbott had 1,508,977,828 outstanding common shares, which are Abbott's only outstanding voting securities. All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters.

Notice and Access

In accordance with the Securities and Exchange Commission's "Notice and Access" rules, Abbott mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to certain shareholders in mid-March of 2015. The Notice describes the matters to be considered at the Annual Meeting and how the shareholders can access the proxy materials online. It also provides instructions on how those shareholders can vote their shares. If you received the Notice, you will not receive a print version of the proxy materials, unless you request one. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Cumulative Voting

Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees, as the shareholder desires. Nominees who receive the greatest number of votes will be elected. If you wish to cumulate your votes, you must sign and mail in your proxy card or attend the Annual Meeting.

Voting by Proxy

All of Abbott's shareholders may vote by mail or at the Annual Meeting. Abbott's By-Laws provide that a shareholder may authorize no more than two persons as proxies to attend and vote at the meeting. Most of Abbott's shareholders may also vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting can be found with your proxy card or on the Notice.

Revoking a Proxy

You may revoke your proxy by voting in person at the Annual Meeting or, at any time prior to the meeting:

  •
  by delivering a written notice to the secretary of Abbott,

  •
  by delivering an authorized proxy with a later date, or

  •
  by voting by telephone or the Internet after you have given your proxy.

Discretionary Voting Authority

Unless authority is withheld in accordance with the instructions on the proxy, the persons named in the proxy will vote the shares covered by proxies they receive to elect the 11 nominees named in Item 1 on the proxy card. Should a nominee become unavailable to serve, the shares will be voted for a substitute designated by the Board of Directors, or for fewer than 11 nominees if, in the judgment of the proxy holders, such action is necessary or desirable. The persons named in the proxy may also decide to vote shares cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all), although they have no present intention of doing so.

Where a shareholder has specified a choice for or against the ratification of the appointment of Ernst & Young LLP as auditors, the advisory vote on the approval of executive compensation, or the approval of the shareholder proposals, or where the shareholder has abstained on these matters, the shares represented by the proxy will be voted (or not voted) as specified. Where no choice has been specified, the proxy will be voted FOR the ratification of Ernst & Young LLP as auditors, FOR the approval of executive compensation, and AGAINST the shareholder proposals.

14 Abbott Laboratories

The Board of Directors is not aware of any other issue which may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

Quorum and Vote Required to Approve Each Item on the Proxy

A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders with respect to that matter.

Effect of Broker Non-Votes and Abstentions

A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and, therefore, not entitled to vote on those matters, although these shares may be considered present and entitled to vote for other purposes. Brokers and banks have discretionary authority to vote shares in absence of instructions on matters the New York Stock Exchange considers "routine", such as the ratification of the appointment of the auditors. They do not have discretionary authority to vote shares in absence of instructions on "non-routine" matters. The election of directors, the advisory vote on the approval of executive compensation, and the shareholder proposals are considered "non-routine" matters. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting. Shares represented by proxies which are present and entitled to vote on a matter but which have elected to abstain from voting on that matter will have the effect of votes against that matter.

Inspectors of Election

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify shareholders are independent and are not Abbott employees.

Cost of Soliciting Proxies

Abbott will bear the cost of making solicitations from its shareholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail, telephone, Internet, or in person by directors, officers, or employees of Abbott and its subsidiaries.

Abbott has retained Georgeson Inc. to aid in the solicitation of proxies, at an estimated cost of $19,500 plus reimbursement for reasonable out-of-pocket expenses.

Abbott Laboratories Stock Retirement Plan

Participants in the Abbott Laboratories Stock Retirement Plan will receive voting instructions for their shares held in the Abbott Laboratories Stock Retirement Trust. The Stock Retirement Trust is administered by both a trustee and an Investment Committee. The trustee of the Trust is Mercer Trust Company. The members of the Investment Committee are Stephen R. Fussell and Brian P. Wentworth, employees of Abbott. The voting power with respect to the shares is held by and shared between the Investment Committee and the participants. The Investment Committee must solicit voting instructions from the participants and follow the voting instructions it receives. The Investment Committee may use its own discretion with respect to those shares for which no voting instructions are received.

Abbott Laboratories 15

Confidential Voting

It is Abbott's policy that all proxies, ballots, and voting tabulations that reveal how a particular shareholder has voted be kept confidential and not be disclosed, except:

  •
  where disclosure may be required by law or regulation,

  •
  where disclosure may be necessary in order for Abbott to assert or defend claims,

  •
  where a shareholder provides comments with a proxy,

  •
  where a shareholder expressly requests disclosure,

  •
  to allow the inspectors of election to certify the results of a vote, or

  •
  in other limited circumstances, such as a contested election or proxy solicitation not approved and recommended by the Board of Directors.

Householding of Proxy Materials

Shareholders sharing an address may receive only one copy of the proxy materials or the Notice of Internet Availability of Proxy Materials, unless their broker, bank or other intermediary has received contrary instructions from any shareholder at that address. This is known as "householding." Shareholders wishing to discontinue householding and receive separate copies of the proxy materials or the Notice of Internet Availability of Proxy Materials should notify their broker, bank, or other intermediary.

16 Abbott Laboratories

NOMINEES FOR ELECTION AS DIRECTORS

ROBERT J. ALPERN, M.D. Director since 2008 Age 64 Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine, New Haven, Connecticut

Dr. Alpern has served as the Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine since June 2004. From July 1998 to June 2004, Dr. Alpern was the Dean of The University of Texas Southwestern Medical Center. Dr. Alpern also serves as a Director of AbbVie Inc. and as a Director on the Board of Yale—New Haven Hospital.

As the Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine, Dean of The University of Texas Southwestern Medical Center, and as a Director on the Board of Yale—New Haven Hospital, Dr. Alpern contributes valuable insights to the Board through his medical and scientific expertise and his knowledge of the health care environment and the scientific nature of Abbott's key research and development initiatives.

ROXANNE S. AUSTIN Director since 2000 Age 54 President, Austin Investment Advisors, Newport Coast, California (Private Investment and Consulting Firm)

Ms. Austin is President of Austin Investment Advisors, a private investment and consulting firm, a position she has held since 2004. From July 2009 through July 2010, Ms. Austin also served as the President and Chief Executive Officer of Move Networks, Inc., a provider of Internet television services. Ms. Austin served as President and Chief Operating Officer of DIRECTV, Inc. Ms. Austin also previously served as Executive Vice President and Chief Financial Officer of Hughes Electronics Corporation and as a partner of Deloitte & Touche LLP. Ms. Austin is also a Director of AbbVie Inc., Target Corporation, Teledyne Technologies, Inc., and Telefonaktiebolaget LM Ericsson.

Through her extensive management and operating roles, including her financial roles, Ms. Austin contributes significant oversight and leadership experience, including financial expertise and knowledge of financial statements, corporate finance and accounting matters.

Abbott Laboratories 17

SALLY E. BLOUNT, PH.D. Director since 2011 Age 53 Dean of the J.L. Kellogg Graduate School of Management at Northwestern University, Evanston, Illinois

Ms. Blount has served as Dean of the J.L. Kellogg Graduate School of Management at Northwestern University since July 2010. From 2004 to 2010, she served as the Vice Dean and Dean of the undergraduate college of New York University's Leonard N. Stern School of Business. Ms. Blount joined the faculty of New York University's Leonard N. Stern School of Business in 2001 and was the Abraham L. Gitlow Professor of Management and Organizations. Prior to joining NYU in 2001, Ms. Blount held academic posts at the University of Chicago's Graduate School of Business from 1992 to 2001.

As Dean of the J.L. Kellogg Graduate School of Management at Northwestern University and as the Vice Dean and Dean of the undergraduate college of New York University's Leonard N. Stern School of Business, Ms. Blount provides Abbott's Board with expertise on business organization, governance and business management matters.

W. JAMES FARRELL
Director since 2006 Age 72
Retired Chairman and Chief Executive Officer of Illinois Tool Works Inc.,
Glenview, Illinois (Worldwide Manufacturer of Highly Engineered Products
and Specialty Systems)

Mr. Farrell served as the Chairman of Illinois Tool Works Inc. from 1996 to 2006 and as its Chief Executive Officer from 1995 to 2005. Mr. Farrell also served on the Board of Directors of 3M Company from 2006 to 2014, Allstate Insurance Company from 1999 to 2013, and UAL Corporation from 2001 to 2012.

As a result of his tenure as Chairman and Chief Executive Officer of Illinois Tool Works, Mr. Farrell brings valuable business, leadership and management experience to the Board and provides guidance on key matters relevant to a major international company.

18 Abbott Laboratories

EDWARD M. LIDDY Director since 2010 Age 69 Partner, Clayton, Dubilier & Rice, LLC, New York, New York (Private Equity Investment Firm)

Mr. Liddy has been a partner in the private equity investment firm Clayton, Dubilier & Rice, LLC since January 2010, having also been a partner at such firm from April to September 2008. From September 2008 to August 2009, Mr. Liddy was the Interim Chairman and Chief Executive Officer of American International Group, Inc. (AIG), a global insurance and financial services holding company. He served at AIG at the request of the U.S. Department of the Treasury. From January 1999 to April 2008, Mr. Liddy served as Chairman of the Board of the Allstate Corporation. He served as Chief Executive Officer of Allstate from January 1999 to December 2006, President from January 1995 to May 2005, and Chief Operating Officer from August 1994 to January 1999. Mr. Liddy currently serves on the Board of Directors of AbbVie Inc., 3M Company, and The Boeing Company. In addition, Mr. Liddy formerly served on the Board of The Boeing Company from 2007 to 2008.

As the Chairman and Chief Executive Officer of Allstate Corporation and American International Group, Inc., Mr. Liddy brings valuable insights from the perspective of the insurance industry into Abbott's pharmaceutical and medical device businesses. As a partner of Clayton, Dubilier & Rice, LLC, Mr. Liddy gained significant knowledge and understanding of finance and capital markets matters, as well as global and domestic strategic advisory experience.

NANCY MCKINSTRY
Director since 2011 Age 55
Chief Executive Officer and Chairman of the Executive Board of Wolters
Kluwer N.V., Alphen aan den Rijn, the Netherlands (Global Information,
Software, and Services Provider)

Ms. McKinstry has been the Chief Executive Officer and Chairman of the Executive Board of Wolters Kluwer N.V. since September 2003 and a member of its Executive Board since June 2001. Ms. McKinstry also serves on the Advisory Board of the University of Rhode Island, the Board of Overseers of Columbia Business School, and the Advisory Board of the Harrington School of Communication and Media. Ms. McKinstry served on the Board of Directors of Telefonieaktiebolaget LM Ericsson (LM Ericsson Telephone Company) from 2004 to 2012. Ms. McKinstry also served on the Board of Directors of MortgageIT Holdings, Inc. from 2004 to 2007.

As the Chief Executive Officer and Chairman of the Executive Board of Wolters Kluwer N.V., Ms. McKinstry contributes global perspectives and management experience, including an understanding of key issues facing a multinational business such as Abbott's.

Abbott Laboratories 19

PHEBE N. NOVAKOVIC
Director since 2010 Age 57
Chairman and Chief Executive Officer, General Dynamics Corporation, Falls
Church, Virginia (Worldwide Defense, Aerospace, and Other Technology
Products Manufacturer)

Ms. Novakovic has been Chairman and Chief Executive Officer of General Dynamics Corporation since January 1, 2013. Previously, she served as President and Chief Operating Officer from May 2012 to December 2012 and as Executive Vice President, Marine Systems of General Dynamics from May 2010 to May 2012. From May 2005 to April 2010, Ms. Novakovic served as its Senior Vice President—Planning and Development. She was elected Vice President of General Dynamics in October 2002 after joining the company in May 2001. Previously, Ms. Novakovic was Special Assistant to the Secretary and Deputy Secretary of Defense, and had been a Deputy Associate Director of the Office of Management and Budget.

As a member of the Board of Directors and Chief Executive Officer of General Dynamics Corporation, Ms. Novakovic has strong management experience with a major public company, including significant marketing, operational and manufacturing experience, and contributes valuable insights into finance and capital markets. Her tenure with the Office of Management and Budget and as Special Assistant to the Secretary and Deputy Secretary of Defense enables her to provide government perspective and experience in a highly regulated industry.

WILLIAM A. OSBORN
Director since 2008 Age 67
Retired Chairman and Chief Executive Officer of Northern Trust Corporation
(A Multibank Holding Company) and The Northern Trust Company, Chicago,
Illinois (Banking Services Company)

Mr. Osborn was Chairman of Northern Trust Corporation from 1995 through 2009 and served as its Chief Executive Officer from 1995 through 2007. Mr. Osborn currently serves as a Director of Caterpillar Inc. and General Dynamics Corporation. He is Chairman of the Board of Trustees of Northwestern University. Mr. Osborn served on the Board of Directors of Nicor, Inc. from 1999 to 2006 and on the Board of Directors of Tribune Company from 2001 to 2012.

As the Chairman and Chief Executive Officer of Northern Trust Corporation and The Northern Trust Company, Mr. Osborn acquired broad experience in successfully overseeing complex global businesses operating in highly regulated industries.

20 Abbott Laboratories

SAMUEL C. SCOTT III Director since 2007 Age 70 Retired Chairman, President and Chief Executive Officer of Corn Products International, Inc., Westchester, Illinois (A Corn Refining Company)

Mr. Scott retired as Chairman, President and Chief Executive Officer of Corn Products International in 2009. He served as Chairman, President, and Chief Executive Officer from February 2001 until he retired in May of 2009. He was President and Chief Operating Officer from January 1998 until February 2001. He was President of the Corn Refining Division of CPC International from 1995 through 1997, when CPC International spun off Corn Products International as a separate corporation. Mr. Scott currently serves on the Board of Directors of Bank of New York Mellon Corporation and Motorola Solutions, Inc.

As the Chairman, President and Chief Executive Officer of Corn Products International, Mr. Scott acquired valuable business, leadership and management experience, including critical insights into matters relevant to a major public company and experience in finance and capital markets matters.

GLENN F. TILTON Director since 2007 Age 66 Retired Chairman of the Midwest, JPMorgan Chase & Co., Chicago, Illinois (Banking and Financial Services Company)

Mr. Tilton served as Chairman of the Midwest for JPMorgan Chase & Co. and a member of its companywide Executive Committee from June 2011 to June 2014. From October 2010 to December 2012, Mr. Tilton also served as the Non-Executive Chairman of the Board of United Continental Holdings, Inc. From September 2002 to October 2010, he served as Chairman, President and Chief Executive Officer of UAL Corporation, a holding company, and Chairman and Chief Executive Officer of United Air Lines, Inc., an air transportation company and wholly owned subsidiary of UAL Corporation. Mr. Tilton is also a Director of AbbVie Inc. and Phillips 66. Mr. Tilton also served on the Board of Directors of Lincoln National Corporation from 2002 to 2007, of TXU Corporation from 2005 to 2007, of Corning Incorporated from 2010 to 2012, and of United Continental Holdings, Inc. from 2001 to 2013.

Having previously served as Chairman of the Midwest for JPMorgan Chase & Co., Non-Executive Chairman of the Board of United Continental Holdings, Inc., Chairman, President, and Chief Executive Officer of UAL Corporation and United Air Lines, Vice Chairman of Chevron Texaco, and as Interim Chairman of Dynegy, Inc., Mr. Tilton acquired strong management experience overseeing complex multinational businesses operating in highly regulated industries, as well as expertise in finance and capital markets matters.

Abbott Laboratories 21

MILES D. WHITE Director since 1998 Age 60 Chairman of the Board and Chief Executive Officer, Abbott Laboratories

Mr. White has served as Abbott's Chairman of the Board and Chief Executive Officer since 1999. He served as an Executive Vice President of Abbott from 1998 to 1999. He joined Abbott in 1984. He currently serves as a Director of Caterpillar Inc. and McDonald's Corporation.

Serving as Abbott's Chairman of the Board and Chief Executive Officer since 1999 and having joined Abbott in 1984, Mr. White contributes not only his valuable business, management and leadership experience, but also his extensive knowledge of the Company and its global operations, as well as key insights into strategic, management and operation matters, ensuring the appropriate level of oversight and responsibility is applied to all Board decisions.

22 Abbott Laboratories

THE BOARD OF DIRECTORS AND ITS COMMITTEES

THE BOARD OF DIRECTORS

The Board of Directors held seven meetings in 2014. The average attendance of all directors at Board and committee meetings in 2014 was ninety-seven percent and each director attended at least seventy-five percent of the total number of Board meetings and meetings of the committees on which he or she served. Abbott encourages its Board members to attend the annual shareholders meeting. Last year, all of Abbott's directors attended the annual shareholders meeting.

The Board has determined that each of the following directors is independent in accordance with the New York Stock Exchange listing standards: R. J. Alpern, R. S. Austin, S. E. Blount, W. J. Farrell, E. M. Liddy, N. McKinstry, P. N. Novakovic, W. A. Osborn, S. C. Scott III, and G. F. Tilton. To determine independence, the Board applied the categorical standards attached as Exhibit A to this proxy statement. The Board also considered whether a director has any other material relationships with Abbott or its subsidiaries and concluded that none of these directors had a relationship that impaired the director's independence. This included consideration of the fact that some of the directors are officers or serve on boards of companies or entities to which Abbott sold products or made contributions or from which Abbott purchased products and services during the year. In making its determination, the Board relied on both information provided by the directors and information developed internally by Abbott.

The Board has risk oversight responsibility for Abbott and administers this responsibility both directly and with assistance from its committees.

LEADERSHIP STRUCTURE

The Board has determined that the current leadership structure, in which the offices of Chairman and Chief Executive Officer are held by one individual and an independent director acts as lead director, ensures the appropriate level of oversight, independence, and responsibility is applied to all Board decisions, including risk oversight, and is in the best interests of Abbott and its shareholders.

Chairman/Chief Executive Officer

  •
  Coherent leadership and direction for the Board and executive management

  •
  Clear accountability and a single focus for the chain of command to execute our strategic initiatives and business plans

  •
  CEO's extensive industry expertise, leadership experience and familiarity with our business

  •
  By leading management and chairing the Board, we benefit from our CEO's strategic and operational insights, enabling a focused vision encompassing the full range, from long-term strategic direction and day-to-day execution

Lead Independent Director

  •
  Currently, the Chairman of the Nominations and Governance Committee acts as the lead director

  •
  Chosen by and from the independent members of the Board of Directors, and serves as the liaison between the Chairman of the Board and the independent directors

  •
  Facilitates communication with the Board and presides over regularly conducted executive sessions of the independent directors or sessions where the Chairman of the Board is not present

  •
  Reviews and approves matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other Board members

  •
  Has the authority to call meetings of the independent directors and, if requested by major shareholders, ensures that he or she is available for consultation and direct communication

  •
  The lead director, and each of the other directors, communicates regularly with the Chairman and Chief Executive Officer regarding appropriate agenda topics and other Board related matters
Abbott Laboratories 23

DIRECTOR SELECTION

The process used by the Nominations and Governance Committee to identify a nominee to serve as a member of the Board of Directors depends on the qualities being sought. Board members should have backgrounds that when combined provide a portfolio of experience and knowledge that will serve Abbott's governance and strategic needs. Board candidates will be considered on the basis of a range of criteria, including broad-based business knowledge and relationships, prominence and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship. Directors should have demonstrated experience and ability that is relevant to the Board of Directors' oversight role with respect to Abbott's business and affairs. Each director's biography includes the particular experience and qualifications that led the Board to conclude that the director should serve on the Board. The directors' biographies are on pages 17 to 22.

BOARD DIVERSITY

In the process of identifying nominees to serve as a member of the Board of Directors, the Nominations and Governance Committee considers the Board's diversity of relevant experience, areas of expertise, ethnicity, gender, and geography and assesses the effectiveness of the process in achieving that diversity. Currently, 50% of the independent directors are composed of women or individuals who are minorities.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has five committees established in Abbott's By-Laws: the Executive Committee, Audit Committee, Compensation Committee, Nominations and Governance Committee, and Public Policy Committee. Each of the members of the Audit Committee, Compensation Committee, Nominations and Governance Committee, and Public Policy Committee is independent.

Committee	Current Members	Number of 2014 Meetings

Audit	Roxanne S. Austin (Chair, audit committee financial expert); Edward M. Liddy; Nancy McKinstry; Samuel C. Scott III; Glenn F. Tilton. Each of the committee members is financially literate, as is required of audit committee members by the New York Stock Exchange. The Board of Directors has determined that Roxanne S. Austin, the Committee's Chair, is an "audit committee financial expert."	8
Compensation	W. James Farrell (Chair); Roxanne S. Austin; Edward M. Liddy; William A. Osborn; Samuel C. Scott III	4
Nominations and Governance	William A. Osborn (Chair); Robert J. Alpern, M.D.; Sally E. Blount, Ph.D.; W. James Farrell; Phebe N. Novakovic	4
Public Policy	Phebe N. Novakovic (Chair); Robert J. Alpern, M.D.; Sally E. Blount, Ph.D.; Nancy McKinstry, Glenn F. Tilton	4
Executive	Miles D. White (Chair); Roxanne S. Austin; W. James Farrell; Phebe N. Novakovic; William A. Osborn	0

Executive Committee

The Executive Committee may exercise all the authority of the Board in the management of Abbott, except for matters expressly reserved by law for Board action.

24 Abbott Laboratories

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to Abbott's accounting and financial reporting practices and the audit process, the quality and integrity of Abbott's financial statements, the independent auditors' qualifications, independence, and performance, the performance of Abbott's internal audit function and internal auditors, and certain areas of legal and regulatory compliance. The Committee is governed by a written charter. A copy of the report of the Audit Committee is on page 61.

Compensation Committee

The Compensation Committee assists the Board of Directors in carrying out the Board's responsibilities relating to the compensation of Abbott's executive officers and directors. The Committee is governed by a written charter. The Compensation Committee annually reviews the compensation paid to the members of the Board and gives its recommendations to the full Board regarding both the amount of director compensation that should be paid and the allocation of that compensation between equity-based awards and cash. In recommending director compensation, the Compensation Committee takes comparable director fees into account and reviews any arrangement that could be viewed as indirect director compensation.

This Committee also reviews, approves, and administers the incentive compensation plans in which any executive officer of Abbott participates and all of Abbott's equity-based plans. It may delegate the responsibility to administer and make grants under these plans to management, except to the extent that such delegation would be inconsistent with applicable law or regulation or with the listing rules of the New York Stock Exchange. The processes and procedures used for the consideration and determination of executive compensation are described in the section of the proxy captioned, "Compensation Discussion and Analysis."

The Compensation Committee has the sole authority, under its charter, to select, retain and/or terminate independent compensation advisors. The Committee engaged Meridian as its compensation consultant for 2014. Meridian performs no other work for Abbott. The Committee engages compensation consultants to provide counsel and advice on executive and non-employee director compensation matters. The consultant, and its principal, report directly to the Chair of the Committee. The principal meets regularly, and as needed, with the Committee in executive sessions, has direct access to the Chair during and between meetings, and performs no other services for Abbott or its senior executives. The Committee determines what variables it will instruct the consultant to consider, and they include: peer groups against which performance and pay should be examined, financial metrics to be used to assess Abbott's relative performance, competitive long-term incentive practices in the marketplace, and compensation levels relative to market practice. The Committee negotiates and approves any fees paid to the consultant for these services. Based on its evaluation of Meridian's independence in accordance with the New York Stock Exchange listing standards and information provided by Meridian, the Committee determined that the work performed by Meridian does not present any conflicts of interest. A copy of the Compensation Committee report is on page 41.

Nominations and Governance Committee

The Nominations and Governance Committee assists the Board of Directors in identifying individuals qualified to become Board members and recommends to the Board the nominees for election as directors at the next annual meeting of shareholders, recommends to the Board the persons to be elected as executive officers of Abbott, develops and recommends to the Board the corporate governance guidelines applicable to Abbott, and serves in an advisory capacity to the Board and the Chairman of the Board on matters of organization, management succession plans, major changes in the organizational structure of Abbott, and the conduct of Board activities. The Committee is governed by a written charter. The process used by this Committee to identify a nominee to serve as a member of the Board of Directors depends on the qualities being sought. From time to time, Abbott engages an executive search firm to assist the Committee in identifying individuals qualified to be Board members. The process used by the Committee to identify nominees is described on page 24 in the section captioned, "Director Selection."

Public Policy Committee

The Public Policy Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to Abbott's public policy, certain areas of legal and regulatory compliance, and governmental affairs and healthcare compliance issues that affect Abbott. The Committee is governed by a written charter.

Abbott Laboratories 25

COMMUNICATING WITH THE BOARD OF DIRECTORS

Interested parties may communicate with the Board of Directors by writing a letter to the Chairman of the Board, to the Chairman of the Nominations and Governance Committee, who acts as the lead director at the meetings of the independent directors, or to the independent directors c/o Abbott Laboratories, 100 Abbott Park Road, D-364, AP6D, Abbott Park, Illinois 60064-6400 Attention: Corporate Secretary. The General Counsel and Corporate Secretary regularly forwards to the addressee all letters other than mass mailings, advertisements, and other materials not relevant to Abbott's business. In addition, directors regularly receive a log of all correspondence received by the Company that is addressed to a member of the Board and may request any correspondence on that log.

CORPORATE GOVERNANCE MATERIALS

Abbott's corporate governance guidelines, outline of directorship qualifications, director independence standards, code of business conduct and the charters of Abbott's Audit Committee, Compensation Committee, Nominations and Governance Committee, and Public Policy Committee are all available in the corporate governance section of Abbott's investor relations Web site (www.abbottinvestor.com).

2014 DIRECTOR COMPENSATION

Our CEO is not compensated for serving on the Board or Board committees. Abbott's remaining directors, who are all non-employee directors, are compensated for their service under the Abbott Laboratories Non-Employee Directors' Fee Plan and the Abbott Laboratories 2009 Incentive Stock Program.

The following table sets forth a summary of the non-employee directors' 2014 compensation.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

R. J. Alpern	$126,000	$134,913	$0	$12,332	$5,000	$278,245
R. S. Austin	144,000	134,913	0	0	0	278,913
S. E. Blount	126,000	134,913	0	679	15,000	276,592
W. J. Farrell	138,000	134,913	0	25,191	0	298,104
E. M. Liddy	132,000	134,913	0	0	0	266,913
N. McKinstry	132,000	134,913	0	0	25,000	291,913
P. N. Novakovic	138,000	134,913	0	0	0	272,913
W. A. Osborn	138,000	134,913	0	0	0	272,913
S. C. Scott III	132,000	134,913	0	0	25,000	291,913
G. F. Tilton	132,000	134,913	0	0	25,000	291,913

(1)
Under the Abbott Laboratories Non-Employee Directors' Fee Plan, non-employee directors earn $10,500 for each month of service as a director and $1,000 for each month of service as a chairman of a Board committee (other than the Audit Committee). The Chairman of the Audit Committee receives $1,500 for each month of service as a Chairman of that committee and the other members of the Audit Committee receive $500 for each month of service as a Committee member. Fees earned under the Abbott Laboratories Non-Employee Directors' Fee Plan are paid in cash to the director, paid in the form of vested non-qualified stock options (based on an independent appraisal of their fair value), deferred (as a non-funded obligation of Abbott), or paid currently into an individual grantor trust established by the director. The distribution of deferred fees and amounts held in a director's grantor trust generally commences when the director reaches age 65, or upon retirement from the Board of Directors, if later. The director may elect to have deferred fees and fees deposited in trust credited to either a guaranteed interest account or to a stock equivalent account that earns the same return as if the fees were invested in Abbott stock. If necessary, Abbott contributes funds to a director's trust so that as of year-end the stock equivalent account balance (net of taxes) is not less than seventy-five percent of the market value of the related common
26 Abbott Laboratories

  stock at year-end. The conversion of outstanding Abbott equity awards when Abbott and AbbVie Inc. separated is described in the introduction to the 2014 Outstanding Equity Awards table on page 47.

(2)
The amounts reported in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. Abbott determines the grant date fair value of stock unit awards by multiplying the number of restricted stock units granted by the average of the high and low market prices of an Abbott common share on the date of grant. In addition to the fees described in footnote 1, each non-employee director elected to the Board of Directors at the annual shareholders meeting receives vested restricted stock units having a value of $135,000 (rounded down) under the Abbott Laboratories 2009 Incentive Stock Program. In 2014, this was 3,535 units. The non-employee directors receive cash payments equal to the dividends paid on the shares covered by the units at the same rate as other shareholders. Upon termination, retirement from the Board, death, or a change in control of Abbott, a non-employee director will receive one share of common stock for each restricted stock unit outstanding under the Incentive Stock Program. The following Abbott restricted stock units were outstanding as of December 31, 2014: R. J. Alpern, 15,191; R. S. Austin, 22,854; S. E. Blount, 8,451; W. J. Farrell, 20,965; E. M. Liddy, 10,618; N. McKinstry, 8,451; P. N. Novakovic, 10,618; W. A. Osborn, 17,108; S. C. Scott III, 18,838; and G. F. Tilton, 18,838. The following AbbVie restricted stock units were outstanding as of December 31, 2014: R. J. Alpern, 8,559; R. S. Austin, 16,222; S. E. Blount, 1,819; W. J. Farrell, 14,333; E. M. Liddy, 3,986; N. McKinstry, 1,819; P. N. Novakovic, 3,986; W. A. Osborn, 10,476; S. C. Scott III, 12,206; and G. F. Tilton, 12,206.

(3)
The following options and converted (AbbVie) options were outstanding as of December 31, 2014: N. McKinstry, 6,280 (Abbott) and 6,280 (AbbVie); and P. N. Novakovic, 32,877 (Abbott) and 7,072 (AbbVie).

(4)
The totals in this column include reportable interest credited under Abbott Laboratories Non-Employee Directors' Fee Plan during the year.

(5)
Charitable contributions made by Abbott's non-employee directors are eligible for a matching contribution (up to $25,000 annually). The amounts reported in this column include charitable matching grant contributions, as follows: R. J. Alpern, $5,000; S. E. Blount, $15,000; N. McKinstry, $25,000; S. C. Scott III, $25,000; and G. F. Tilton, $25,000.
Abbott Laboratories 27

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

The table below reflects the number of Abbott common shares beneficially owned as of January 31, 2015, by each director, the Chief Executive Officer, the Chief Financial Officer, and the three other most highly paid executive officers (the "named officers"), and by all directors and executive officers of Abbott as a group. It also reflects the number of stock equivalent units and restricted stock units held by non-employee directors under the Abbott Laboratories Non-Employee Directors' Fee Plan.

Name	Shares Beneficially Owned(1)(2)	Stock Options Exercisable within 60 days of January 31, 2015	Stock Equivalent Units

R. J. Alpern	15,191	0	4,197
R. S. Austin	29,698	0	0
B. J. Blaser	102,034	260,520	0
S. E. Blount	8,451	0	0
J. M. Capek	226,945	559,493	0
W. J. Farrell	21,965	0	0
T. C. Freyman	490,599	838,759	0
J. C. Landgraf	116,079	495,851	0
E. M. Liddy	11,753	0	13,153
N. McKinstry	8,451	6,280	0
P. N. Novakovic	11,118	32,877	0
W. A. Osborn	41,108	0	19,132
S. C. Scott III	24,838	0	6,446
G. F. Tilton	26,188	0	21,019
M. D. White	1,457,183	3,631,100	0
All directors and executive officers as a group(3)(4)	3,803,844	8,232,648	63,947

(1)
The table includes shares held in the officers' accounts in the Abbott Laboratories Stock Retirement Trust as follows: T. C. Freyman, 1,093; J. C. Landgraf, 18,864; M. D. White, 27,503; and all executive officers as a group, 67,012. Each officer has shared voting power and sole investment power with respect to the shares held in his or her account.

(2)
The table includes restricted stock units held by the non-employee directors and payable in stock upon their retirement from the Board as follows: R. J. Alpern, 15,191; R. S. Austin, 22,854; S. E. Blount, 8,451; W. J. Farrell, 20,965; E. M. Liddy, 10,618; N. McKinstry, 8,451; P. N. Novakovic, 10,618; W. A. Osborn, 17,108; S. C. Scott III, 18,838; G. F. Tilton, 18,838; and all directors as a group, 151,932.

(3)
Certain executive officers of Abbott are fiduciaries of several employee benefit trusts maintained by Abbott. As such, they have shared voting and/or investment power with respect to the common shares held by those trusts. The table does not include the shares held by the trusts. As of January 31, 2015, these trusts owned a total of 33,384,785 (2.2%) of the outstanding shares of Abbott.

None of the directors, named officers, or executive officers has pledged shares.

(4)
Excluding the shared voting and/or investment power over the shares held by the trusts described in footnote 3, the directors, director nominees, and executive officers as a group together own beneficially less than one percent of the outstanding shares of Abbott.
28 Abbott Laboratories

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis ("CD&A") describes Abbott's executive compensation program in 2014. In particular, this CD&A explains how the Compensation Committee (the "Committee") and Board of Directors made its compensation decisions for the Company's executives, including the five named officers: Miles D. White, Chairman of the Board and Chief Executive Officer; Thomas C. Freyman, Executive Vice President, Finance and Chief Financial Officer; Brain J. Blaser, Executive Vice President, Diagnostics Products; John M. Capek, Executive Vice President, Medical Devices; and John C. Landgraf, Executive Vice President, Nutritional Products.

The CD&A also describes the pay philosophy the Committee has established for the Company's executive officers, the process the Committee utilizes to examine performance in the context of executive pay decisions, the performance goals and results for each named officer, and recent updates to our compensation program.

In 2014, Abbott achieved another strong year of financial results and returns. Abbott's 1-year total shareholder return (TSR) of 20.1% significantly outperformed both the Standard & Poor's 500 Index (S&P 500) and the Dow Jones Industrial Average (DJIA). Our 1-year TSR performance ranked in the 89th percentile versus Abbott's peer group. Abbott also returned $3.5 billion to shareholders in the form of dividends and share repurchases in 2014, an increase of 40% versus the prior year.

* Source: Thomson Reuters.

Abbott Laboratories 29

Last year, 96% of our shareholders approved the compensation of our named executive officers. Those compensation decisions are made by the Compensation Committee and our Board of Directors based upon financial metrics, including total shareholder return.

Abbott's 3-year total shareholder return was 80% from 2012-2014. During that same period, our CEO's compensation declined by 29% as a result of aligning our pay practices to the new peer group which was selected following the separation with AbbVie on January 1, 2013.

*
Cumulative TSR of investment initiated on December 31, 2011.
Source: Thomson Reuters. Thomson Reuters applied an adjustment factor to adjust Abbott historical prices prior to and up through December 31, 2012 to account for the AbbVie separation, which was effective on January 1, 2013. To accurately reflect the TSR created by Abbott since the AbbVie separation, Abbott uses the daily dividend reinvestment methodology to calculate TSR. Other financial data providers may use different methodologies to adjust for the AbbVie separation, which may produce different results.
30 Abbott Laboratories

COMPENSATION PHILOSOPHY AND COMPONENTS OF PAY

Abbott and its Compensation Committee have designed a compensation program to attract and retain executives whose talent and contributions support and advance the profitable growth of the Company and growth in shareholder value. The program is designed to be:

  •
  Competitive: Each year we compare the level of compensation and the components of our program to our peer companies to ensure we are providing market-level rewards, consistent with the performance of our business during the year.

  •
  Aligned to our shareholders' interests: Our compensation program aligns our executives' compensation with shareholder interests through both short-term and long-term incentives.

  •
  Performance-based: Other than base salary, which is the smallest component of our executives' compensation, all components of our Total Direct Compensation program (i.e., base salary, annual cash incentive, performance-based restricted stock awards, and stock options) are aligned with Company and/or division performance.

  •
  Balanced: Short- and long-term objectives focus our executives on actions that create value today while building for sustainable future success. Our compensation program rewards the achievement of short-term goals and milestones that will accelerate our success over the long-range plan.

TOTAL COMPENSATION MIX

Compensation Element	Abbott CEO	Other Abbott NEOs

Base Salary	$1,973,077	$3,142,680
Annual Cash Incentive Plan	$3,800,000	$2,923,400
Long-Term Incentive Awards
Grants made in 2014 based on 2013 results	$9,299,996	$8,588,977

Total Compensation (see page 43)	$17,732,241	$20,013,822

Abbott Laboratories 31

There are three primary pay components that make up our executive pay program:

  1.
  Base salary, which is the only "fixed" element of compensation.

  2.
  Annual cash incentive plan, which rewards executives for achieving specific goals at the corporate and divisional levels. This program is designed to reward short-term results on the long-term plan.

  3.
  Annual long-term incentive equity awards, which vary significantly based on our TSR as compared to our peers and the evaluation of each officer's performance. Half of the value of the equity award is paid to the officer as performance-based restricted stock. These restricted stock awards vest only upon achievement of a specific return threshold. The remainder of the value of the equity award is paid to the officer as stock options. Stock options provide value to our executives only if our stock price increases. These awards are designed to incent long-term growth and shareholder returns, thereby aligning the interests of our NEOs and shareholders.

CHANGES BASED ON SHAREHOLDER FEEDBACK AND MARKET PRACTICES

Last year, 96% of our shareholders approved the compensation of our named executive officers. We reached out to more than 200 investors and conducted meetings with investors representing more than 35% of our outstanding shares. In those meetings, we discussed our pay programs broadly, including aspects that were previously subject to shareholder resolutions. Based on shareholder discussions and recommendations, the Committee, during its annual evaluation of the Company's compensation programs and evolving market practices, made several changes to our programs.

EXECUTIVE COMPENSATION CHANGES FOR 2014
• Increased ROE target for vesting of performance shares granted in 2015 • Added a policy prohibiting hedging	• Added an anti-pledging policy • Added a shareholding retention requirement • Strengthened our recoupment policy

These changes in 2014 continue our practice of evolving our program based upon shareholder feedback as well as a review of market practices. Over the past several years, we have made numerous other changes to our program, including:

  •
  Using three performance assessments to determine the amount of equity awards:

  –
  Relative TSR (compared to peer companies)—Determines equity grant guidelines

  –
  Individual performance—Determines individual officer award based on equity grant guidelines

  –
  ROE—Determines that performance has been sustained before awards vest

  •
  Granting equity awards that are double-trigger vesting in the event of a change in control

  •
  Eliminating tax gross-ups in our executive officer pay program

  •
  Engaging a Compensation Committee consultant that performs no other work for Abbott

  •
  Revising executive share ownership guidelines:

  –
  Chief Executive Officer—6 times base salary

  –
  Executive Vice President/Senior Vice President—3 times base salary

  –
  All other officers—2 times base salary
32 Abbott Laboratories

HOW EXECUTIVE PAY DECISIONS ARE MADE

The Committee makes compensation decisions in the context of the objectives of our program. They ensure the compensation delivered to our executives is competitive, based on performance, balanced between the short- and long-term, and aligned with shareholder interests.

BENCHMARKING USING PEER COMPANIES

To determine the competitiveness of our compensation and benefit programs, the Committee, in consultation with its independent consultant, annually compares the level of compensation, market pay practices, and our relative performance to those of peer companies.

Our investors compare us to other global multinational companies, not necessarily in healthcare, that share similar characteristics aligned with our investment identity of durable growth and returns to shareholders. Therefore, our peer group was selected to strike the right balance between size, similar return profiles, geographic breadth, and management and operating structure. The peer group includes companies that are outside the healthcare space and, after the separation with AbbVie, excludes companies that focus primarily on proprietary pharmaceuticals. It also purposely excludes companies whose revenues are predominately derived from the U.S. and small non-diverse healthcare companies, since our investors tell us that these companies are not viable peers. In selecting our peer group for performance and compensation benchmarking, we considered:

  •
  Globally diverse manufacturing-driven organizations with significant international operations

  •
  Consumer-facing organizations

  •
  Similar financial and operating measures, including revenue, market capitalization, and number of employees

  •
  Similar return of cash profiles, including dividends and share repurchases

  •
  Similar geographic mix of revenues and profits

As it pertains to healthcare peers, Johnson & Johnson most closely reflects our durable growth and income identity, as well as the lines of business in which we operate. Other healthcare companies in our peer group reflect specific aspects of our business and/or compete directly with Abbott in specific businesses or product areas, while also reflecting our financial and operating scale.

Although Abbott has been assigned to the GICS of "Health Care Equipment," this code does not describe Abbott:

  •
  Less than 50% of our sales are generated by healthcare equipment products;

  •
  Approximately 50% of our sales are generated by nutritional and pharmaceutical products; and

  •
  Approximately 50% of our sales are direct to consumers and patients. Therefore, our peer group includes consumer and household product companies: Procter & Gamble, Kimberly-Clark, Coca-Cola, and McDonald's.

Our peer group also includes companies that reflect the breadth of our international operations. We currently generate approximately 70% of our revenues internationally and continue to expand our international presence and operations in order to move closer to the markets we serve.

This particular set of companies was determined shortly after the separation with AbbVie to reflect the nature of our business going forward. The Compensation Committee, working with its outside consultant, determined the selection criteria and then chose the companies listed on the following page. In 2014, the Committee reviewed with its consultant and reaffirmed this group of companies.

Given that there had been no significant change in Abbott's revenue size or market capitalization, the positive feedback we had received from investors, and the Committee's strong opinion that stability in a peer group is important, the Committee and its consultant determined that there is no reason to change this peer group.

Abbott Laboratories 33

This group is summarized below, showing the primary characteristics for which each company was selected.

Company Name	Sales/Rev.[1] (billions)	Market Cap[1] (billions)	% Rev. Outside U.S.	Similar # Employees	Health Care- Related	Mfg. Driven/ Consumer- Facing

3M Company	$31.8	$104.5	✓	✓	✓	✓
Baxter International Inc.	$16.7	$39.7	✓	✓	✓	✓
Caterpillar, Inc.	$55.2	$55.4	✓	✓		✓
The Coca-Cola Company	$46.2	$184.9	✓	✓		✓
Covidien PLC	$10.7	$46.3	✓	✓	✓	✓
Danaher Corporation	$19.9	$60.2	✓	✓	✓	✓
E. I. du Pont de Nemours	$34.7	$67.0	✓	✓		✓
Eaton Corporation	$22.6	$32.3	✓	✓		✓
Emerson Electric Co.	$24.5	$42.7	✓	✓		✓
Honeywell International Inc.	$40.3	$78.2	✓	✓		✓
Illinois Tool Works Inc.	$14.5	$37.0	✓	✓		✓
Johnson & Johnson	$74.3	$292.7	✓	✓	✓	✓
Kimberly-Clark Corporation	$19.7	$43.0	✓	✓	✓	✓
McDonald's Corporation	$27.4	$91.2	✓			✓
Medtronic, Inc.	$17.3	$71.1		✓	✓	✓
Novartis AG	$53.6	$224.9	✓	✓	✓	✓
Procter & Gamble Co.	$82.1	$246.1	✓	✓	✓	✓
Thermo Fisher Scientific, Inc.	$16.9	$50.1		✓	✓	✓
United Technologies Corporation	$65.1	$104.8	✓			✓
Peer Group Median	$27.4	$67.0	✓	✓	✓	✓
Abbott	$22.3	$67.8	✓	✓	✓	✓

(1)
Data source: S&P's Capital IQ database reflects most recently disclosed (as of February 2, 2015) trailing 12-month sales/revenue. The market cap reflects values on December 31, 2014.
34 Abbott Laboratories

BASE SALARY

Base salary targets are set using the median of the peer group as an initial benchmark. Specific pay rates are based on an executive's performance, experience, unique skills, and internal equity with others at Abbott. Once the rate of pay is set at the time of hire or upon promotion, subsequent changes in pay, including salary increases, are based on the executive's performance, the job he or she is performing, internal equity, and the Company's operating budget.

ANNUAL CASH INCENTIVE PLAN (PERFORMANCE INCENTIVE PLAN)

During 2014, all of Abbott's five named officers participated in the 1998 Abbott Laboratories Performance Incentive Plan (PIP). The PIP is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for performance-based compensation.

Each year, the Committee sets the maximum award allocations under the PIP for each named officer as a percentage of consolidated net earnings. For 2014, the maximum award for the Chief Executive Officer was 0.15% of adjusted consolidated net earnings for the fiscal year-end and, for all of the other named officers, 0.075% of adjusted consolidated net earnings. Historically, and in 2014, the Committee exercised its discretion to deliver PIP awards that were below the maximum awards that are authorized by these formulas based on achieved performance against annual goals and other factors described below.

Under the PIP, the Committee sets a target payout (expressed as a percentage of base salary) for each officer based upon market benchmarks and internal calibration. The final payout is determined based upon achievement of certain annual goals. Each PIP participant carried a goal of Adjusted Diluted EPS that comprised 20% of his or her goals. In addition to EPS, officers had other financial goals specific to each officer's area of responsibility. The process of scoring each officer's goals will determine an initial payout of not more than 100% of the target payout.

The Compensation Committee may adjust the calculated annual PIP award amount up or down based on additional factors. Note that the quantitative determination of an officer's cash incentive cannot result in above-target payouts. However, the Committee in its sole discretion may determine that an above-target payout is warranted based on achieved levels of performance.

Examples of Factors That Could Create Upward Adjustment	Examples of Factors That Could Create Downward Adjustment

• Performance well above plan • Successful completion of unplanned acquisition • Acceleration of R&D milestones	• Missing performance targets • Missing R&D milestones • Compliance breach • Violation of our Core Leadership Requirements

For 2014, individual payouts for Abbott's 19 executive officers ranged from 53% to 125% of target. Seven officers received payouts above their target and ten received payouts below their target. The two remaining officers received payouts at their target. Only officers whose individual and business performance were well above expectations were awarded payouts in excess of their target.

Abbott Laboratories 35

LONG-TERM INCENTIVES (LTI)

Unlike many other companies that use performance measures to adjust their long-term incentive (LTI) awards solely during the vesting process, Abbott uses performance measures three times to determine the amount of equity awards to be granted and vested.

To align with Company performance, guideline award levels are set using the percentile ranking of Abbott's TSR (1, 3, and 5 years) as compared to our peers. For example, if the combination of TSR percentile rankings is approximately the 60th percentile, then LTI guideline award levels will be set at the 60th percentile of the peer group market data for LTI.

Starting with the guideline award level set in step 1, individual officer awards are adjusted up or down based upon individual performance and the performance of their business.

Officer performance is determined using a 50/50 weighting of individual performance and progress toward long-range plan objectives. This calculation is then raised or lowered depending on the officer's relative contribution to the overall enterprise.

Awards granted in 2014, based on individual officer performance in 2013, resulted in individual awards ranging from 80%-130% of guideline award levels. Eight executive officers received a grant of less than their guideline award level, and six received a grant in excess of their guideline award level. All other executive officers received a grant equal to the guideline award level.

In our final step, options and performance shares are again aligned to performance.

Since our initial guideline award levels are based upon relative TSR, we do not use a relative metric for vesting of our performance-restricted shares. Instead, we vest awards at 100% or 0% depending upon the achievement of our ROE target, meaning there is no upside and no partial vesting if ROE falls short of the target.

The focus on ROE ensures that our growth and investment return objectives are achieved before awards vest. Because ROE measures how much profit the Company generates over the long term with the capital that shareholders have invested, the Compensation Committee believes it is an appropriate metric for vesting equity granted to the Company's executive officers. The ROE target for awards granted in 2015 was increased from 10% to 11%.

Options accrue value only through stock price appreciation. This directly aligns the compensation earned with the value shareholders would have received over the same period of time.

36 Abbott Laboratories

In 2015, to recognize the continued growth focus of Abbott and to directly align the interests of executive officers with the interests of our shareholders, the Compensation Committee granted the long-term incentive awards in the form of 50% stock options and 50% performance-restricted shares. This mix is consistent with the practices of our peer group.

In the separation of Abbott and AbbVie, Abbott retained the vast majority of shareholder equity. Consequently, Abbott's ROE declined. It is our intent to increase our ROE and ROE target over time by means of effective deployment of cash to generate returns on shareholder capital. Consistent with that intent and in response to feedback from shareholders, the awards granted in 2015 will vest only if an ROE target of 11% is achieved. By comparison, the 2014 awards will vest only if an ROE target of 10% is achieved.

PERFORMANCE GOALS

DISCUSSION OF NAMED OFFICERS' ACHIEVEMENT OF GOALS DURING 2014

FINANCIAL GOALS

Executive	Metric	Expected Results	Results Achieved

Miles D. White	Adjusted Diluted EPS	$2.21	$2.28
	Sales	$22.8 Billion	$22.3 Billion
	Adjusted Net Income	$3.4 Billion	$3.5 Billion
	Adjusted Return on Assets	9.7%	10.1%
	Adjusted Operating Cash Flow	$4.2 Billion	$3.9 Billion
Thomas C. Freyman	Adjusted Diluted EPS	$2.21	$2.28
	Adjusted Return on Assets	9.7%	10.1%
	Adjusted Operating Cash Flow	$4.2 Billion	$3.9 Billion
Brian J. Blaser	Adjusted Diluted EPS	$2.21	$2.28
	Diagnostics Division Net Sales	$4.8 Billion	$4.8 Billion
	Diagnostics Division Margin	$1,035.4 Million	$1,070.3 Million
John M. Capek	Adjusted Diluted EPS	$2.21	$2.28
	Medical Devices Division Net Sales	$5.6 Billion	$5.4 Billion
	Medical Devices Division Margin	$1,461.5 Million	$1,498.4 Million
John C. Landgraf	Adjusted Diluted EPS	$2.21	$2.28
	Nutrition Division Net Sales	$7.2 Billion	$7.0 Billion
	Nutrition Division Margin	$1,502.9 Million	$1,477.5 Million

The results reflect an increase of 5.5% in operational sales from continuing operations, an increase of 13.4% in adjusted diluted EPS, and an increase of 9.8% in adjusted net income. For a reconciliation to GAAP, see Annex I.

Abbott Laboratories 37

OTHER GOALS

Miles D. White
Goals:
Continue Abbott's growth focus by launching new products in the established pharmaceuticals, diagnostics, medical devices and nutrition businesses; achieve strategic objectives supporting emerging market growth; execute strategies to drive gross margin growth; develop key senior management talent.
Results:	Mr. White achieved the above goals in all material aspects.
Thomas C. Freyman
Goals:
Execute phase two of global Finance back office restructure and other cost reduction initiatives; support Business Development/M&A efforts; support appropriate valuation of the Company given growth prospects through Investor Relations activities.
Results:	Mr. Freyman partially achieved the global Finance back office initiative goal and achieved his other goals in all material aspects.
Brian J. Blaser
Goals:
Achieve new product platform development objectives in Diagnostics divisions; accomplish key strategic objectives for Diagnostics, including projects in core laboratory, molecular, and diagnostics; achieve division gross margin objectives.
Results:	Mr. Blaser achieved the above goals in all material aspects.
John M. Capek
Goals:	Accomplish key strategic objectives for Medical Devices including projects in diabetes care, vascular, and medical optics; achieve division gross margin objectives.
Results:	Mr. Capek achieved the above goals in all material aspects.
John C. Landgraf
Goals:
Accomplish key strategic objectives for Nutrition including projects in adult nutrition, pediatric nutrition, new product launches and execution of dairy strategy; achieve division gross margin objectives.
Results:	Mr. Landgraf achieved the dairy strategy goal and partially achieved his other goals in all material aspects.
38 Abbott Laboratories

BENEFITS AND PERQUISITES

Each of the benefits described below was designed to support the Company's objective of providing a competitive total pay program. Individual benefits do not directly affect decisions regarding other benefits or pay components, except to the extent that benefits and pay components must, in aggregate, be competitive, as previously discussed.

Benefits and Perquisites	Description

Retirement Benefits

The named officers participate in two Abbott-sponsored defined benefit plans: the Abbott Laboratories Annuity Retirement Plan and the Abbott Laboratories Supplemental Pension Plan. These plans are described in greater detail in the "Pension Benefits" section of the proxy.

Since officers' Supplemental Pension Plan benefits cannot be secured in a manner similar to qualified plans, which are held in trust, officers receive an annual cash payment equal to the increase in present value of their Supplemental Pension Plan benefit. Officers have the option of depositing these annual payments to an individually established grantor trust, net of tax withholdings. Deposited amounts may be credited with the difference between the officer's actual annual trust earnings and the rate used to calculate trust funding (currently 8%) while they are employed. Amounts deposited in the individual trusts are not tax deferred.

Officers do not receive tax gross-ups on their grantor trusts. The manner in which the grantor trust will be distributed to an officer upon retirement from the Company generally follows the manner elected by the officer under the Annuity Retirement Plan. Should an officer (or the officer's spouse, depending upon the pension distribution method elected by the officer under the Annuity Retirement Plan) live beyond the actuarial life expectancy age used to determine the Supplemental Pension Plan benefit, and therefore exhaust the trust balance, the Supplemental Pension Plan benefit will be paid by the Company.

Deferred Compensation

Officers of the Company, like all U.S. employees, are eligible to defer a portion of annual base salary, on a pre-tax basis, to the Company's qualified 401(k) plan, up to the IRS contribution limits. Officers are also eligible to defer up to 18% of their base salary, less contributions to the 401(k) plan, to a non-qualified plan. Unlike other U.S. managers, officers are not eligible to elect to defer compensation into the Deferred Compensation Plan. However, one hundred percent (100%) of annual incentive awards earned under the Company's Performance Incentive Plan is eligible for deferral to a non-qualified plan. Officers may defer these amounts to unfunded book accounts or choose to have the amounts paid in cash on a current basis and deposited into individually established grantor trusts, net of tax withholdings. These amounts are credited annually with earnings. Officers do not receive tax gross-ups on their grantor trusts. Officers elect the manner in which the assets held in their grantor trusts will be distributed to them upon retirement or other separation from the Company.

Change in Control Arrangements

Mr. White does not have a change in control agreement. The other named officers have change in control agreements, the purpose of which is to aid in retention and recruitment, encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the Company, and to protect the earned benefits of the officer against adverse changes resulting from a change in control. The level of payments provided under the agreements is established to be consistent with market practices as confirmed by data provided to the Committee by its independent compensation consultant. These arrangements are described in greater detail in the "Potential Payments upon Termination or Change in Control" section of this proxy.

Abbott Laboratories 39

Benefits and Perquisites	Description

Financial Planning

Named officers are eligible to receive up to $10,000 of fees annually associated with estate planning advice, tax preparation, and general financial planning. If an officer chooses to utilize this benefit, fees for services received up to the annual allocation are paid by the Company and are treated as imputed income to the officer, who then is responsible for payment of all taxes due on the fees paid by the Company.

Company Automobile

Named officers are eligible for use of a Company-leased vehicle, with a lease term of 50 months. Seventy-five percent (75%) of the cost of the vehicle is imputed to the officer as income for federal income tax purposes.

Company Aircraft

Non-business-related flights on corporate aircraft by Messrs. White and Freyman are covered by time-sharing lease agreements, pursuant to which incremental costs associated with those flights are reimbursed by the executives to the Company in accordance with Federal Aviation Administration regulations.

Disability Benefit

In addition to Abbott's standard disability benefits, the named officers are eligible for a monthly long-term disability benefit, which is described in greater detail in the "Potential Payments upon Termination or Change in Control" section of this proxy.

SHARE OWNERSHIP AND RETENTION GUIDELINES

To further promote sustained shareholder return and to ensure the Company's executives remain focused on both short- and long-term objectives, the Company has established share ownership guidelines. Each officer has five years from the date appointed/elected to his/her position to achieve the ownership level associated with the position.

Role	Guideline

Chief Executive Officer	6 times base salary

Executive Vice Presidents and Senior Vice Presidents	3 times base salary

All other officers	2 times base salary

Any officer who has not achieved at least 50% of the stock ownership guideline after three years in their current position will be required to hold 50% of future shares until they meet the ownership guideline.

All named officers with 5 years tenure in their current position meet or exceed the guidelines.

HEDGING

Directors and officers are prohibited from entering into or engaging in any financial transaction that is designed to reduce the financial risk associated with owning Abbott stock. These financial transactions include, but are not limited to, engaging in short sales, derivative transactions (such as equity swaps, straddles, puts, or calls), and hedging or monetizing transactions (such as collars, exchange funds, or prepaid forward variable contracts), that are linked directly to Abbott stock.

PLEDGING

Directors and officers are prohibited from holding Abbott stock in a margin account, pledging Abbott stock, or otherwise securing any of their obligations by assigning Abbott stock as collateral. The Compensation Committee, or its delegate, may grant an exception provided that:

  •
  The director or officer meets Abbott's applicable minimum stock ownership guideline; and

  •
  Only Abbott stock in excess of the applicable minimum stock ownership guideline is held in the margin account, pledged, or assigned as collateral.
40 Abbott Laboratories

RECOUPMENT POLICY

In 2014, following discussions by management with shareholders, the Compensation Committee adopted a recoupment policy. The Compensation Committee has broad discretion to administer and implement the policy and seek recoupment of equity or cash incentive awards if it determines that a senior executive engaged in misconduct or failed in a supervisory capacity, resulting in a material violation of law or Abbott policy that causes significant financial harm to Abbott. The Compensation Committee may recover incentive compensation awarded to a senior executive in the prior three years or reduce future awards. The policy will not affect awards made prior to its effective date or following a change in control.

COMPLIANCE

The Performance Incentive Plan and Incentive Stock Program, which are described above, are intended to comply with Internal Revenue Code Section 162(m) to ensure deductibility.

The Committee reserves the flexibility to take actions that may be based on considerations in addition to tax deductibility. The Committee believes that shareholder interests are best served by not restricting the Committee's discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee may from time to time approve components of compensation for certain officers that are not deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board is primarily responsible for reviewing, approving and overseeing Abbott's compensation plans and practices, and works with management and the Committee's independent consultant to establish Abbott's executive compensation philosophy and programs. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
W. J. Farrell, Chairman
R. S. Austin
E. M. Liddy
W. A. Osborn
S. C. Scott III

Abbott Laboratories 41

COMPENSATION RISK ASSESSMENT

During 2014, Abbott conducted its annual risk assessment of its compensation policies and practices for employees and executives. Abbott's risk assessment is reinforced by Abbott's adherence to a number of industry-leading best practices, including:

  ✓        Compensation Committee chaired by independent, non-employee director

  ✓        Representation from the Audit Committee on the Compensation Committee

  ✓        Review of executive compensation programs by the Compensation Committee's independent consultant

  ✓        Robust review of compensation program elements and key performance drivers

  ✓        Detailed measurement of short-and long-term compensation elements to ensure balance

Based on this assessment, Abbott determined its compensation and benefit programs appropriately align employees and performance without incentivizing risky behaviors. Any risk arising from its compensation policies and practices is not reasonably likely to have a material adverse effect on Abbott or its shareholders.

The following factors were among those considered:

  •
  Compensation structure encourages employees to regard Abbott as a career employer, to consider the long-term impact of their decisions, and to align their interests with those of Abbott's shareholders (e.g. defined benefit pension plan, equity awards that vest over multi-year periods).

  •
  Abbott's long-term incentive program focuses on longer-term operating performance and shareholder returns, (e.g., in 2014, roughly 62% of CEO and 59% of other named officer total compensation was in the form of long-term equity incentives that vest over multiple years).

  •
  Equity awards are made, and grant prices are set at the same time each year, at the Compensation Committee's regularly scheduled meeting. In addition, Abbott does not award discounted stock options or immediately vesting stock options or restricted stock. The equity awards are based on multiple performance factors, and executive share ownership guidelines and share retention requirements promote alignment with shareholders.

  •
  Abbott's annual incentive program places an appropriate weighting on earnings achievement by balancing it with other factors, including operational and strategic measures. Since earnings are a key component of stock price performance, this aspect of Abbott's compensation plan promotes alignment with shareholder interests without creating duplication across incentive plans. Annual incentives for executives are also capped.

  •
  Abbott's recoupment policy allows the Compensation Committee to seek recoupment of incentive compensation or reduce future awards if it determines that a senior executive engaged in misconduct or failed in a supervisory capacity, resulting in a material violation of law or Abbott policy that caused significant financial harm to Abbott.

  •
  Annual benchmarking ensures performance achievement and incentive payout opportunities are aligned with a peer group that reflects the investment profile, operating characteristics, and employment and business markets of Abbott. Appropriateness of this group is assessed annually by the Compensation Committee's independent consultant and approved by the Compensation Committee.

  •
  Abbott's hedging policy prohibits directors and officers from entering into financial transactions designed to reduce the financial risk associated with owning Abbott stock. They are also prohibited from holding Abbott stock in a margin account, pledging Abbott stock, or securing obligations by assigning Abbott stock as collateral unless granted an exception by the Compensation Committee.

  •
  Training on code of conduct and policies and procedures is mandatory for all employees and non-employee directors.

  •
  Abbott's compensation program does not include features that could encourage excessive risk taking, such as over-weighting toward annual incentives, highly leveraged payout curves, unreasonable thresholds, and steep payout cliffs at certain levels that may encourage short-term business decisions to meet payout thresholds.

This assessment was discussed with the Compensation Committee and its independent compensation consultant. The Committee and the consultant both agreed with the assessment.

42 Abbott Laboratories

SUMMARY COMPENSATION TABLE

The following table summarizes compensation awarded to, earned by, or paid to the named officers. The section of the proxy statement captioned, "Compensation Discussion and Analysis—How Executive Pay Decisions Are Made" describes in greater detail the information reported in this table.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(4)		Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)

Miles D. White,	2014	$1,973,077	$0		$4,649,999		$4,649,997		$3,800,000	$1,552,732	$1,106,436	$17,732,241
Chairman of the	2013	1,900,000	0		7,337,400	(3)	7,062,220	(3)(5)	3,150,000	336,153	1,079,895	20,865,668
Board, Chief	2012	1,900,000	0		9,429,176		2,057,000		4,700,000	6,162,947	869,713	25,118,836
Executive Officer
and Director
Thomas C. Freyman,	2014	1,012,604	0		1,281,024		1,281,048		1,200,000	2,369,141	164,011	7,307,828
Executive Vice	2013	969,748	0		2,009,050	(3)	1,784,319	(3)(5)	912,000	49,516	157,121	5,881,754
President, Finance	2012	946,700	1,200,000	(9)	3,341,844		729,640		1,270,000	2,049,188	126,406	9,663,778
and Chief
Financial Officer
Brian J. Blaser,	2014	690,000	0		1,119,262		1,119,298		668,000	563,615	90,094	4,250,269
Executive Vice President,	2013	614,608	0		1,107,598	(3)	952,050	(3)	800,000	28,390	76,896	3,579,542
Diagnostic Products
John M. Capek,	2014	696,807	0		904,024		904,044		653,800	530,230	110,490	3,799,395
Executive Vice President,
Medical Devices
John C. Landgraf,	2014	743,269	0		990,127		990,150		401,600	1,285,826	245,358	4,656,330
Executive Vice President,
Nutrition Products

(1)
In a typical year, such as 2013 and 2012, Abbott's U.S. salaried employees are paid on a bi-weekly 26 pay period schedule. 2014 included an extra pay period for Abbott's U.S. salaried employees, resulting in salaries approximately 3.8 percent higher than in a typical year having 26 pay periods.

(2)
In accordance with the Securities and Exchange Commission's rules, the amounts in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. Abbott determines grant date fair value by multiplying the number of shares granted by the average of the high and low market prices of an Abbott common share on the award's date of grant.

(3)
When Abbott and AbbVie separated on January 1, 2013, all holders of outstanding Abbott equity awards received (except where prohibited by local law) an identical number of AbbVie equity awards to preserve the value of the initial Abbott awards. Because these AbbVie awards resulted from an antidilution adjustment pursuant to the terms of Abbott's Incentive Stock Programs meant to preserve the value of the existing Abbott awards, they have no impact on the amounts set forth in the table. Additional information regarding the conversion of Abbott's outstanding equity awards when Abbott and AbbVie separated is contained in the introduction to the 2014 Outstanding Equity Awards table on page 47.

(4)
In accordance with the Securities and Exchange Commission's rules, the amounts in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. These amounts were determined as of the option's grant date using a Black-Scholes stock option valuation model. These amounts are being reported solely for the purpose of comparative disclosure in accordance with the Securities and Exchange Commission's rules. There is no certainty that the amount determined using a Black-Scholes stock option valuation model would be the value at which employee stock options would be traded for cash. For options, other than the replacement options, the assumptions are the same as those described in Note 9 entitled "Incentive Stock Program" of Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplementary Data" in Abbott's 2014 Annual Report on Securities and Exchange Commission Form 10-K. For Abbott replacement options, the model used the following assumptions: expected volatility of 14%; dividend yield ranging between 1.6% and 1.7%; risk-free interest of 0.1%; and an option life equal to 60% of the option's remaining life. For AbbVie replacement options, the model used the following assumptions: expected volatility of 32.63%; dividend yield of 4.5%; risk-free interest of 0.1%; and an option life equal to 60% of the option's remaining life.

(5)
These amounts include the grant date fair values of $1,407,620 and $57,358 attributable to replacement stock options issued in 2013 to M. D. White and T. C. Freyman, respectively, with respect to original option grants made before 2005. No options with a replacement option feature remain outstanding.
Abbott Laboratories 43

Prior to 2014, when the exercise price of an Abbott option with a replacement feature was paid (or, in the case of a non-qualified stock option, when the option's exercise price or the withholding taxes resulting on exercise of that option were paid) with Abbott common shares held by the named officer, an Abbott replacement option may have been granted for the number of shares used to make that payment. The closing price of an Abbott common share on the business day before the exercise was used to determine the number of shares required to exercise the related option and the exercise price of the replacement option. The replacement option was exercisable in full six months after the date of grant, and had a term expiring on the expiration date of the original option. Other terms and conditions of the replacement option award were the same in all material respects to those applicable to the original grant. AbbVie replacement options had substantially similar terms, except that AbbVie common stock was used to pay for the exercise price or withholding taxes.

(6)
This compensation is earned as a performance-based incentive bonus, pursuant to the 1998 Abbott Laboratories Performance Incentive Plan. Additional information regarding the Performance Incentive Plan can be found in the section of this proxy statement captioned, "Compensation Discussion and Analysis—How Executive Pay Decisions Are Made—Annual Cash Incentive Plan."

(7)
The plan amounts shown below are reported in this column.

For Messrs. White and Freyman, the amounts shown alongside the officer's name are for 2014, 2013, and 2012, respectively. For Mr. Blaser, the amounts shown are for 2014 and 2013, respectively. For Messrs. Capek, and Landgraf, the amount shown is for 2014.

Abbott Laboratories Annuity Retirement Plan

M. D. White: $254,100 / $11,805 / $177,433; T. C. Freyman: $266,632 / $14,517 / $210,536; B. J. Blaser: $65,871 / $(3,130); J. M. Capek: $62,858; and J. C. Landgraf: $238,825.

Abbott Laboratories Supplemental Pension Plan

M. D. White: $770,577 / $(1,411,638) / $5,444,865; T. C. Freyman: $2,020,109 / $(539,519) / $1,771,959; B. J. Blaser: $470,457 / $15,511; J. M. Capek: $400,130; and J. C. Landgraf: $826,545.

Non-Qualified Defined Contribution Plan Earnings

The totals in this column include reportable interest credited under the 1998 Abbott Laboratories Performance Incentive Plan, the Abbott Laboratories 401(k) Supplemental Plan, and the 1986 Abbott Laboratories Management Incentive Plan (although none of the named officers currently receives awards under this plan).

M. D. White: $528,055 / $336,153 / $540,649; T. C. Freyman: $82,400 / $49,516 / $66,693; B. J. Blaser: $27,287 / $16,009; J. M. Capek: $67,242; and J. C. Landgraf: $220,456.

(8)
The amounts shown below are reported in this column.

For Messrs. White and Freyman, the amounts shown alongside the officer's name are for 2014, 2013, and 2012, respectively. For Mr. Blaser, the amounts shown are for 2014 and 2013 respectively. For Messrs. Capek, and Landgraf, the amount shown is for 2014.

Earnings, Fees and Pre-2013 Tax Payments for Non-Qualified Defined Benefit and Non-Qualified Defined Contribution Plans (net of the reportable interest included in footnote 7).

M. D. White: $596,788 / $583,735 / $392,759; T. C. Freyman: $84,855 / $70,747 / $45,320; B. J. Blaser: $27,727 / $12,650; J. M. Capek: $56,940; and J. C. Landgraf: $191,461.

Each of the named officers' awards under the 1998 Abbott Laboratories Performance Incentive Plan is paid in cash to the officer on a current basis and may be deposited into a grantor trust established by the officer, net of maximum tax withholdings. Each of the named officers has also established grantor trusts in connection with the Abbott Laboratories Supplemental Pension Plan, the Abbott Laboratories 401(k) Supplemental Plan, and, the 1986 Abbott Laboratories Management Incentive Plan (although none of the named officers currently receives awards under the Management Incentive Plan). These amounts include the earnings (net of the reportable interest included in footnote 7), and (for years prior to 2013) fees and tax payments paid in connection with these grantor trusts (such payments are no longer provided, effective January 1, 2013).

Employer Contributions to Defined Contribution Plans

M. D. White: $98,654 / $95,000 / $95,000; T. C. Freyman: $50,630 / $48,488 / $47,335; B. J. Blaser: $34,500 / $30,730; J. M. Capek: $34,840; and J. C. Landgraf: $37,163.

These amounts include employer contributions to both Abbott's tax-qualified defined contribution plan and the Abbott Laboratories 401(k) Supplemental Plan. The Abbott Laboratories 401(k) Supplemental Plan permits Abbott's officers to contribute amounts in excess of the limit set by the Internal Revenue Code for employee contributions to 401(k) plans up to the excess of (i) 18% of their base salary over (ii) the amount contributed to Abbott's tax-qualified 401(k) plan. Abbott matches participant contributions at the rate of 250% of the first 2% of compensation contributed to the Plan. The named
44 Abbott Laboratories

  officers have these amounts paid to them in cash on a current basis and deposited into a grantor trust established by the officer, net of maximum tax withholdings.

Other Compensation

Messrs. White's and Freyman's non-business related flights on corporate aircraft are covered by time-sharing lease agreements, pursuant to which they reimburse Abbott for certain costs associated with those flights in accordance with Federal Aviation Administration regulations. The following amounts are included in the totals in this column, which reflect Abbott's incremental cost less reimbursements for non-business related flights, M. D. White: $217,954 / $218,280 / $213,435; and T. C. Freyman: $9,682 / $15,687 / $13,686.

Abbott determines the incremental cost for flights based on the direct cost to Abbott, including fuel costs, parking, handling and landing fees, catering, travel fees, and other miscellaneous direct costs.

For Mr. White, the following costs associated with security are included: $193,040 / $182,880 / $168,519. Abbott determines the cost for these expenses based on its actual costs. The security is provided on the recommendation of an independent security study.

Also included in the totals shown in the table is the cost of providing a corporate automobile less the amount reimbursed by the officer: T. C. Freyman: $15,395 / $12,199 / $17,280; B. J. Blaser: $27,867 / $27,016; J. M. Capek: $18,710; and J. C. Landgraf: $14,734.

For Messrs. Freyman, Blaser, and Landgraf, the following costs associated with financial planning are included: T. C. Freyman: $3,449 / $10,000 / $2,785; B. J. Blaser: $0 / $6,500; and J. C. Landgraf: $2,000.

The named officers are also eligible to participate in an executive disability benefit described on page 57.

(9)
Bonus paid in recognition of performance related to the business separation.
Abbott Laboratories 45

2014 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards Target	All Other Option Awards: Numbers of Securities Underlying	Exercise or Base Price of Options	Closing Market	Grant Date Fair Value of Stock
Name	Grant Date	Target ($)	Maximum ($)	(#)(2)(3)	Options (#)	Awards ($/Sh.)	Price on Grant Date	and Option Awards

M. D. White	2/21/14			118,865				$4,649,999(5)
	2/21/14				727,699(4)	$39.12	$38.82	4,649,997(6)
T. C. Freyman	2/21/14			32,746				1,281,024(5)
	2/21/14				200,477(4)	39.12	38.82	1,281,048(6)
B. J. Blaser	2/21/14			28,611				1,119,262(5)
	2/21/14				175,164(4)	39.12	38.82	1,119,298(6)
J. M. Capek	2/21/14			23,109				904,024(5)
	2/21/14				141,478(4)	39.12	38.82	904,044(6)
J. C. Landgraf	2/21/14			25,310				990,127(5)
	2/21/14				154,953(4)	39.12	38.82	990,150(6)

(1)
During 2014, each of the named officers participated in the 1998 Abbott Laboratories Performance Incentive Plan, an annual, non-equity incentive plan. The annual cash incentive award earned by the named officer in 2014 under the plan is shown in the Summary Compensation Table under the column captioned, "Non-Equity Incentive Plan Compensation." No future payouts will be made under the plan's 2014 annual cash incentive award. The Performance Incentive Plan is described in greater detail in the section of the proxy statement captioned, "Compensation Discussion and Analysis—How Executive Pay Decisions Are Made."

(2)
These are performance-based restricted stock awards that have a 5-year term and vest upon Abbott reaching a minimum return on equity target, with no more than one-third of the award vesting in any one year. In 2014, Abbott reached its minimum return on equity target and one-third of each of the awards made on February 21, 2014, vested on February 27, 2015. The equity targets are described in the section of the proxy statement captioned, "Compensation Discussion and Analysis—How Executive Pay Decisions Are Made—Long-Term Incentives."

(3)
In the event of a grantee's death or disability, these awards are deemed fully earned. The treatment of these awards upon a change in control is described in the section of the proxy statement captioned, "Potential Payments Upon Termination or Change in Control—Equity Awards." Outstanding restricted shares receive dividends at the same rate as all other shareholders.

(4)
Options with respect to one-third of the shares covered by these awards are exercisable after one year; two-thirds after two years; and all after three years. The options vest in the event of the grantee's death or disability. The treatment of these awards upon a change in control is described in the section of the proxy statement captioned, "Potential Payments Upon Termination or Change in Control—Equity Awards." Under the Abbott Laboratories 2009 Incentive Stock Program, these options have an exercise price equal to the average of the high and low market prices (rounded-up to the next even penny) of an Abbott common share on the date of grant. These options do not contain a replacement option feature.

(5)
Abbott determines the grant date fair value of stock awards by multiplying the number of restricted shares granted by the average of the high and low market prices of a common share on the grant date.

(6)
These values were determined as of the option's grant date using a Black-Scholes stock option valuation model. The model uses the assumptions described in Note 9, entitled, "Incentive Stock Program" of Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplemental Data" in Abbott's 2014 Annual Report on Securities and Exchange Commission Form 10-K.
46 Abbott Laboratories

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

When Abbott and AbbVie separated on January 1, 2013, all holders of Abbott equity awards received (except where prohibited by local law) an identical number of AbbVie equity awards to preserve the value of existing Abbott equity awards.

Each Abbott stock option was converted into an adjusted Abbott stock option and an AbbVie stock option, which together were intended to preserve the aggregate value of the original Abbott stock option as measured immediately before and immediately after the distribution. The adjusted Abbott stock option and the resulting AbbVie stock option each cover the same number of shares as the original Abbott stock option, but their exercise prices were adjusted to reflect the distribution. The adjusted Abbott stock options and the AbbVie stock options are subject to substantially the same terms, vesting conditions, post-termination exercise rules, and other restrictions that applied to the original Abbott stock option immediately before the distribution.

Holders of Abbott restricted shares or restricted stock units retained those awards and also received restricted stock or restricted stock units of AbbVie, to reflect the distribution to Abbott shareholders. Together, the Abbott and AbbVie awards were intended to preserve the value of the original Abbott restricted shares or restricted stock units as measured immediately before and immediately after the distribution. The original Abbott restricted shares and restricted stock units and the AbbVie restricted stock and restricted stock units are subject to substantially the same terms, vesting conditions and other restrictions that applied to the original Abbott restricted shares and restricted stock units, respectively, immediately before the distribution.

The following table summarizes the outstanding equity awards held by the named officers at year-end.

		Option Awards(1)(2)					Stock Awards(1)
Name	Security	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

M. D. White	Abbott								55,867	$2,515,132
	AbbVie								55,867	3,655,936
	Abbott								140,000	6,302,800
	Abbott								118,865	5,351,302
	Abbott	438,000			$21.2194	02/16/16
	AbbVie	438,000			22.9407	02/16/16
	Abbott	550,000			25.2461	02/15/17
	AbbVie	550,000			27.2940	02/15/17
	Abbott	530,000			26.6973	02/14/18
	AbbVie	530,000			28.8628	02/14/18
	Abbott	325,000			26.0150	02/19/19
	AbbVie	325,000			28.1251	02/19/19
	Abbott	295,000			26.1879	02/18/20
	AbbVie	295,000			28.3122	02/18/20
	Abbott	294,700			22.3919	02/17/21
	AbbVie	294,700			24.2082	02/17/21
	Abbott	201,667	100,833		27.0336	02/16/22
	AbbVie	201,667	100,833		29.2265	02/16/22
	Abbott	326,667	653,333		34.9400	02/14/23
	Abbott		727,699		39.1200	02/20/24

See footnote on page 52.

Abbott Laboratories 47

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

		Option Awards(1)(2)					Stock Awards(1)
Name	Security	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

T. C. Freyman	Abbott								19,800	$891,396
	AbbVie								19,800	1,295,712
	Abbott								38,333	1,725,752
	Abbott								32,746	1,474,225
	Abbott	56,000			$25.2461	02/15/17
	Abbott	127,500			26.6973	02/14/18
	AbbVie	127,500			28.8628	02/14/18
	Abbott	108,200			26.0150	02/19/19
	AbbVie	108,200			28.1251	02/19/19
	Abbott	87,100			26.1879	02/18/20
	AbbVie	87,100			28.3122	02/18/20
	Abbott	86,300			22.3919	02/17/21
	Abbott	71,533	35,767		27.0336	02/16/22
	AbbVie	71,533	35,767		29.2265	02/16/22
	Abbott	99,767	199,533		34.9400	02/14/23
	Abbott		200,477		39.1200	02/20/24

See footnote on page 52.

48 Abbott Laboratories

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

		Option Awards(1)(2)					Stock Awards(1)
Name	Security	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

B. J. Blaser	Abbott								8,900	$400,678
	AbbVie								8,900	582,416
	Abbott								1,833	82,522
	AbbVie								1,833	119,952
	Abbott								21,133	951,408
	Abbott								28,611	1,288,067
	Abbott	3,233			$26.1879	02/18/20
	Abbott	6,333			23.2280	05/16/20
	Abbott	27,733			22.3919	02/17/21
	Abbott	32,067	16,033		27.0336	02/16/22
	AbbVie	32,067	16,033		29.2265	02/16/22
	Abbott	6,733	3,367		29.2920	05/31/22
	AbbVie	6,733	3,367		31.6681	05/31/22
	Abbott	55,000	110,000		34.9400	02/14/23
	Abbott		175,164		39.1200	02/20/24

See footnote on page 52.

Abbott Laboratories 49

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

		Option Awards(1)(2)					Stock Awards(1)
Name	Security	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

J. M. Capek	Abbott								9,633	$433,678
	AbbVie								9,633	630,384
	Abbott								19,200	864,384
	Abbott								23,109	1,040,367
	Abbott	83,000			$25.2461	02/15/17
	Abbott	22,000			24.3812	07/31/17
	Abbott	93,400			26.6973	02/14/18
	Abbott	64,900			26.0150	02/19/19
	Abbott	46,900			26.1879	02/18/20
	AbbVie	46,900			28.3122	02/18/20
	Abbott	50,100			22.3919	02/17/21
	AbbVie	50,100			24.2082	02/17/21
	Abbott	34,867	17,433		27.0336	02/16/22
	AbbVie	34,867	17,433		29.2265	02/16/22
	Abbott	49,867	99,733		34.9400	02/14/23
	Abbott		141,478		39.1200	02/20/24

See footnote on page 52.

50 Abbott Laboratories

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

		Option Awards(1)(2)					Stock Awards(1)
Name	Security	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

J. C. Landgraf	Abbott								10,167	$457,718
	AbbVie								10,167	685,328
	Abbott								21,133	951,408
	Abbott								25,310	1,139,456
	Abbott	83,000			$25.2461	02/15/17
	AbbVie	83,000			27.2940	02/15/17
	Abbott	78,700			26.6973	02/14/18
	AbbVie	78,700			28.8628	02/14/18
	Abbott	38,700			26,0150	02/19/19
	AbbVie	38,700			28.1251	02/19/19
	Abbott	28,700			26.1879	02/18/20
	AbbVie	28,700			28.3122	02/18/20
	Abbott	50,100			22.3919	02/17/21
	AbbVie	50,100			24.2082	02/17/21
	Abbott	36,667	18,333		27.0336	02/16/22
	AbbVie	36,667	18,333		29.2265	02/16/22
	Abbott	55,000	110,000		34.9400	02/14/23
	Abbott		154,953		39.1200	02/20/24

See footnote on page 52.

Abbott Laboratories 51

Footnotes to 2014 Outstanding Equity Awards table:

(1)
For purposes of award vesting, continued employment or service with Abbott is treated as continued employment or service for both Abbott and AbbVie awards.

(2)
Except as noted, these options are fully vested.

(3)
The vesting dates of outstanding unexercisable stock options and unvested restricted stock awards at December 31, 2014 are as follows:

	Option Awards					Stock Awards
Name	Security	Number of Unexercised Shares Remaining from Original Grant	Number of Option Shares Vesting—Date Vested 2015	Number of Option Shares Vesting—Date Vested 2016	Number of Option Shares Vesting—Date Vested 2017	Number of Restricted Shares or Units	Number of Restricted Shares or Units Vesting— Date Vested 2015

M. D. White	Abbott	100,833	100,833 - 2/17			55,867	(a)
	AbbVie	100,833	100,833 - 2/17			55,867	(a)
	Abbott	653,333	326,666 - 2/15	326,667 - 2/15		140,000	(b)
	Abbott	727,699	242,567 - 2/21	242,566 - 2/21	242,566 - 2/21	118,865	(c)
T. C. Freyman	Abbott	35,767	35,767 - 2/17			19,800	(a)
	AbbVie	35,767	35,767 - 2/17			19,800	(a)
	Abbott	199,533	99,766 - 2/15	99,767 - 2/15		38,333	(b)
	Abbott	200,477	66,826 - 2/21	66,825 - 2/21	66,826 - 2/21	32,746	(c)
B. J. Blaser	Abbott	16,033	16,033 - 2/17			8,900	(a)
	AbbVie	16,033	16,033 - 2/17			8,900	(a)
	Abbott	3,367	3,367 - 6/1			1,833	(d)
	AbbVie	3,367	3,367 - 6/1			1,833	(d)
	Abbott	110,000	55,000 - 2/15	55,000 - 2/15		21,133	(b)
	Abbott	175,164	58,388 - 2/21	58,388 - 2/21	58,388 - 2/21	28,611	(c)
J. M. Capek	Abbott	17,433	17,433 - 2/17			9,633	(a)
	AbbVie	17,433	17,433 - 2/17			9,633	(a)
	Abbott	99,733	49,866 - 2/15	49,867 - 2/15		19,200	(b)
	Abbott	141,478	47,160 - 2/21	47,159 - 2/21	47,159 - 2/21	23,109	(c)
J. C. Landgraf	Abbott	18,333	18,333 - 2/17			10,167	(a)
	AbbVie	18,333	18,333 - 2/17			10,167	(a)
	Abbott	110,000	55,000 - 2/15	55,000 - 2/15		21,133	(b)
	Abbott	154,953	51,651 - 2/21	51,651 - 2/21	51,651 - 2/21	25,310	(c)

(a)
These are the restricted shares that remained outstanding and unvested on December 31, 2014, from an award made on February 17, 2012. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2014, Abbott reached its minimum return on equity target and these shares vested on February 27, 2015.

(b)
These are the restricted shares that remained outstanding and unvested on December 31, 2014, from an award made on February 15, 2013. The award has a 5-year term with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum equity target, measured at the end of the relevant year. In 2014, Abbott reached its minimum return on equity target and one-half of these shares vested on February 27, 2015.

(c)
These are the restricted shares that remained outstanding and unvested on December 31, 2014, from an award made on February 21, 2014. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2014, Abbott reached its minimum return on equity target and one-third of these shares vested on February 27, 2015.

(d)
These are restricted shares that remained outstanding and unvested on December 31, 2014, from an award made on June 1, 2012. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2014, Abbott reached its minimum return on equity target and these shares will vest on June 1, 2015.
52 Abbott Laboratories

2014 OPTION EXERCISES AND STOCK VESTED

The following table summarizes for each named officer the number of shares the officer acquired on the exercise of stock options and the number of shares the officer acquired on the vesting of stock awards in 2014:

		Option Awards		Stock Awards
Name	Security	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

M. D. White	Abbott	440,800	$ 8,926,392	195,699	$7,786,863
	AbbVie	440,800	15,861,774	125,699	6,399,336
T. C. Freyman	Abbott	79,000	1,473,842	59,400	2,363,526
	AbbVie	86,300	2,597,734	40,233	2,048,262
B. J. Blaser	Abbott			31,167	1,240,538
	AbbVie	37,299	1,348,124	20,600	1,055,015
J. M. Capek	Abbott			31,100	1,237,469
	AbbVie	64,900	1,744,181	21,500	1,094,565
J. C. Landgraf	Abbott	41,758	255,619	32,600	1,297,154
	AbbVie	41,667	643,039	22,033	1,121,700

PENSION BENEFITS

During 2014, the named officers participated in two Abbott-sponsored defined benefit pension plans: the Abbott Laboratories Annuity Retirement Plan, a tax-qualified pension plan; and the Abbott Laboratories Supplemental Pension Plan, a non-qualified supplemental pension plan. The Supplemental Pension Plan also includes a benefit feature Abbott uses to attract officers who are at the mid-point of their career. This feature provides an additional benefit to officers who are mid-career hires that is less valuable to officers who have spent most of their career at Abbott. Except as provided in Abbott's change in control agreements, Abbott does not have a policy granting extra years of credited service under the plans. These change in control agreements are described on pages 57 and 58.

The compensation considered in determining the pensions payable to the named officers is the compensation shown in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table on page 43.

ANNUITY RETIREMENT PLAN

The Annuity Retirement Plan covers most employees in the United States, age 21 or older, and provides participants with a life annuity benefit at normal retirement equal to A plus the greater of B or C below.

A.
1.10% of 5-year final average earnings multiplied by years of benefit service after 2003.

B.
1.65% of 5-year final average earnings multiplied by years of benefit service prior to 2004 (up to 20); plus 1.50% of 5-year final average earnings multiplied by years of benefit service prior to 2004 in excess of 20 (but no more than 15 additional years); less 0.50% of the lesser of 3-year final average earnings (but not more than the social security wage base in any year) or the social security covered compensation level multiplied by years of benefit service.

C.
1.10% of 5-year final average earnings multiplied by years of benefit service prior to 2004.

The benefit for service prior to 2004 (B or C above) is reduced for the cost of preretirement surviving spouse benefit protection. The reduction is calculated using formulas based on age and employment status during the period in which coverage was in effect.

Final average earnings are the average of the employee's 60 highest-paid consecutive calendar months of compensation (salary and non-equity incentive plan compensation). The Annuity Retirement Plan covers earnings up to the limit imposed by Internal Revenue Code Section 401(a)(17) and provides for a maximum of 35 years of benefit service.

Participants become fully vested in their pension benefit upon the completion of five years of service. The benefit is payable on an unreduced basis at age 65. Employees hired after 2003 who terminate prior to age 55 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55. Employees hired prior to 2004 who terminate prior to age 50 with at least 10 years of service may choose to

Abbott Laboratories 53

commence their benefits on an actuarially reduced basis as early as age 50. Employees hired prior to 2004 who terminate prior to age 50 with less than 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55.

The Annuity Retirement Plan offers several optional forms of payment, including certain and life annuities, joint and survivor annuities, and level income annuities. The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula described above.

Employees who retire from Abbott prior to their normal retirement age may receive subsidized early retirement benefits. Employees hired after 2003 are eligible for early retirement at age 55 with 10 years of service. Employees hired prior to 2004 are eligible for early retirement at age 50 with 10 years of service or age 55 if the employee's age plus years of benefit service total 70 or more. Messrs. White, Freyman, and Landgraf are eligible for early retirement benefits under the plan.

The subsidized early retirement reductions applied to the benefit payable for service after 2003 (A above) depend upon the participant's age at retirement. If the participant retires after reaching age 55, the benefit is reduced 5 percent per year for each year that payments are made before age 62. If the participant retires after reaching age 50 but prior to reaching age 55, the benefit is actuarially reduced from age 65.

The early retirement reductions applied to the benefit payable for service prior to 2004 (B and C above) depend upon age and service at retirement:

  •
  In general, the 5-year final average earnings portions of the benefit are reduced 3 percent per year for each year that payments are made before age 62 and the 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62.

  •
  Employees who participated in the plan before age 36 may elect "Special Retirement" on the last day of any month after reaching age 55 with age plus Seniority Service points of at least 94 or "Early Special Retirement" on the last day of any month after reaching age 55, provided their age plus Seniority Service points would reach at least 94 before age 65. Seniority Service includes periods of employment prior to attaining the minimum age required to participate in the plan. If Special Retirement or Early Special Retirement applies, Seniority Service is used in place of benefit service in the formulas. The 5-year final average earnings portions of the benefit in B above are reduced 1 2/3 percent for each year between ages 59 and 62 plus 2 1/2 percent for each year between ages 55 and 59. The 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62. Benefit C is payable on an unreduced basis at Special Retirement and is reduced 3 percent per year for each year that payments are made before age 62, if Early Special Retirement applies.

SUPPLEMENTAL PENSION PLAN

With the following exceptions, the provisions of the Supplemental Pension Plan are substantially the same as those of the Annuity Retirement Plan:

  •
  Officers' 5-year final average earnings are calculated using the average of the 5 highest years of base earnings and the 5 highest years of payments under Abbott's non-equity incentive plans.

  •
  The Annuity Retirement Plan does not include amounts deferred or payments received under the Abbott Laboratories Deferred Compensation Plan in its calculation of a participant's final average earnings. To preserve the pension benefits of Deferred Compensation Plan participants, the Supplemental Pension Plan includes amounts deferred by a participant under the Deferred Compensation Plan in its calculation of final average earnings. Beginning in the year following their election as an officer, Abbott officers are no longer eligible to defer compensation under the Deferred Compensation Plan.

  •
  In addition to the benefits outlined above for the Annuity Retirement Plan, officers are eligible for a benefit equal to 0.6% of 5-year final average earnings for each year of service for each of the first 20 years of service occurring after the participant attains age 35. The benefit is further limited by the maximum percentage allowed under the Annuity Retirement Plan under that plan's benefit formulas (A, B and C above). The portion of this additional officer benefit attributable to service prior to 2004 is reduced 3 percent per year for each year that payments are made before the plan's unreduced retirement age. The portion attributable to service after 2003 is reduced 5 percent per year for each year that payments are made before the plan's unreduced retirement age if the participant is at least age 55 at early retirement. If the participant is under age 55 at retirement, the portion attributable to service after 2003 is actuarially reduced from age 65.
54 Abbott Laboratories

  •
  The Supplemental Pension Plan provides early retirement benefits similar to those provided under the Annuity Retirement Plan. The benefits provided to Abbott's officers under the Supplemental Pension Plan are reduced from the plan's unreduced retirement age, unless the benefit is being actuarially reduced from age 65. Messrs. White, Freyman, and Landgraf are eligible for early retirement benefits under the plan.

  •
  Vested plan benefits accrued under the Supplemental Pension Plan may be funded through a grantor trust established by the officer. Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, those officers who were elected prior to 2009 may have the entire amount of their vested plan benefits funded through a grantor trust. Officers elected after 2008 may only have the vested plan benefits that accrue following the calendar year in which the officer is first elected funded through a grantor trust. Vested plan benefits accrued through December 31, 2008, to the extent not previously funded, were distributed to the participants' individual trusts and included in the participants' income.

Benefits payable under the Supplemental Pension Plan are offset by the benefits payable from the Annuity Retirement Plan, calculated as if benefits under the plans commenced at the same time. The amounts paid to an officer's Supplemental Pension Plan grantor trust to fund plan benefits are actuarially determined. The plan is designed to result in Abbott paying the officer's Supplemental Pension Plan benefits to the extent assets held in the officer's trust are insufficient.

2014 PENSION BENEFITS

Name	Plan Name	Number Of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

M. D. White	Abbott Laboratories Annuity Retirement Plan	30	$1,245,052	$0
	Abbott Laboratories Supplemental Pension Plan	30	35,042,562	1,850,462	(2)
T. C. Freyman	Abbott Laboratories Annuity Retirement Plan	35	1,487,892	0
	Abbott Laboratories Supplemental Pension Plan	35	14,379,667	684,280	(2)
B. J. Blaser	Abbott Laboratories Annuity Retirement Plan	10	194,831	0
	Abbott Laboratories Supplemental Pension Plan	10	1,185,856	119,276	(2)
J. M. Capek	Abbott Laboratories Annuity Retirement Plan	9	187,805	0
	Abbott Laboratories Supplemental Pension Plan	9	1,178,099	83,160	(2)
J. C. Landgraf	Abbott Laboratories Annuity Retirement Plan	37	1,566,176	0
	Abbott Laboratories Supplemental Pension Plan	37	6,526,822	297,951	(2)

(1)
Abbott calculates these present values using: (i) a 4.45% discount rate, the same discount rate it uses for Financial Accounting Standards Board ASC Topic 715 calculations for financial reporting purposes; and (ii) each plan's unreduced retirement age. The present values shown in the table reflect postretirement mortality, based on the Financial Accounting Standards Board ASC Topic 715 assumption (the RP2000 Combined Healthy table), but do not include a factor for preretirement termination, mortality, or disability.

(2)
Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, vested Supplemental Pension Plan benefits, to the extent not previously funded, were distributed to the participants' individual grantor trusts and included in the participants' income. Amounts held in the officer's individual trust are expected to offset Abbott's obligations to the officer under the plan. During 2014, the amounts shown, less applicable tax withholdings, were deposited in such individual trusts established by the named officers. Grantor trusts are described in greater detail in the section of the proxy statement captioned, "Compensation Discussion and Analysis—Benefits and Perquisites."
Abbott Laboratories 55

2014 NONQUALIFIED DEFERRED COMPENSATION

The following table summarizes B. J. Blaser's non-qualified deferred compensation under the Abbott Laboratories Deferred Compensation Plan. Neither Mr. Blaser nor Abbott have contributed to the plan since Mr. Blaser became an Abbott officer. None of Abbott's other named officers have any non-qualified deferred compensation.

Name	Plan Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)(3)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)(4)

B. J. Blaser(1)	Deferred Compensation Plan(2)	0	0	$1,783	0	$64,699

(1)
Mr. Blaser's contributions to the Deferred Compensation Plan ceased after he became an Abbott officer.

(2)
The plan permits participants to defer up to 75 percent of their base salary and up to 100 percent of their annual cash incentives and credits a participant's account with an amount equal to the employer matching contributions that otherwise would have been made for the participant under Abbott's tax-qualified defined contribution plan. Participants may direct the investment of their deferral accounts into one or more of several funds chosen by the administrator, and the deferral and the deferral account is credited with investment returns based on the performance of the fund(s) selected. During 2014, the weighted average rate of return credited to Mr. Blaser's account was 2.8 percent.

The plan provides for cash distributions in either a lump sum or installments after separation from service and permits in-service withdrawals in accordance with specific procedures. Participants make distribution elections each year that apply to the deferrals to be made in the following calendar year, in accordance with the requirements of Internal Revenue Code Section 409A. Participants may request withdrawals due to financial hardship; if a hardship withdrawal is approved, it is limited to the amount needed to address the hardship.

(3)
The amounts reported in this column are not included in the Summary Compensation Table of this proxy statement.

(4)
The amounts reported in this column have not been previously reported as compensation in Abbott's Summary Compensation Tables because they relate to contributions made before Mr. Blaser became a named officer.
56 Abbott Laboratories

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS UPON TERMINATION—GENERALLY

Abbott does not have employment agreements with its named officers.

The following summarizes the payments that the named officers would have received if their employment had terminated on December 31, 2014. Earnings would have continued to be paid to the named officer's Performance Incentive Plan, Management Incentive Plan, and Supplemental 401(k) Plan grantor trusts, until the trust assets were fully distributed. The amount of these payments would depend on the period over which the trusts' assets were distributed, and the trusts' earnings and fees. If the trusts' assets were distributed over a ten-year period and based on current earnings, the named officers would receive the following average annual payments over such ten-year period:

  •
  M. D. White, $864,421

  •
  T. C. Freyman, $158,138

  •
  B. J. Blaser, $70,986

  •
  J. M. Capek, $101,684

  •
  J. C. Landgraf, $376,718

In addition, the following one-time deposits would have been made under the Abbott Laboratories Supplemental Pension Plan for the following named officers:

  •
  B. J. Blaser, $129,785

  •
  J. M. Capek, $127,435

If the termination of employment was due to disability, then the following named officers also would have received, in addition to Abbott's standard disability benefits, a monthly long-term disability benefit in the amount of:

  •
  M. D. White, $190,000

  •
  T. C. Freyman, $60,000

  •
  B. J. Blaser, $33,400

  •
  J. M. Capek, $32,690

  •
  J. C. Landgraf, $20,080

This long-term disability benefit would continue for up to 24 months following termination of employment. It ends if the officer retires, recovers, dies, or ceases to meet eligibility criteria.

In addition, if the named officer's employment had terminated due to death or disability, the officer's unvested stock options and restricted shares would have vested on December 31, 2014 with values as set forth below in the section captioned, "Equity Awards."

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

Mr. White does not have a change in control agreement with Abbott.

Abbott has change in control arrangements with other key members of its management team, in the form of change in control agreements for Abbott officers and a change in control plan for certain other management personnel. The agreements with Messrs. Freyman, Blaser, Capek, and Landgraf are described below.

Each change in control agreement continues in effect until December 31, 2016, and can be renewed for successive two-year terms upon notice prior to the expiration date. If notice of non-renewal is given, the agreement will expire on the later of the scheduled expiration date and the one-year anniversary of the date of such notice. If no notice is given, the agreement will expire on the one-year anniversary of the scheduled expiration date. Each agreement also automatically extends for two years following any change in control (see below) that occurs while the agreement is in effect.

The agreements provide that if the officer is terminated other than for cause or permanent disability or if the officer elects to terminate employment for good reason (see below) within two years following a change in control of Abbott, the officer is entitled to receive a lump sum payment equal to three times the officer's annual salary and annual incentive ("bonus") award (assuming for this purpose that all target performance goals have been achieved or, if

Abbott Laboratories 57

higher, based on the average bonus for the last three years), plus any unpaid bonus owing for any completed performance period and the pro rata bonus for any current bonus period (based on the highest of the bonus assuming achievement of target performance, the average bonus for the past three years, or in the case of the unpaid bonus for any completed performance period, the actual bonus earned). If the officer is terminated other than for cause or permanent disability or if the officer elects to terminate employment for good reason during a potential change in control (see below), the officer is entitled to receive a lump sum payment of the annual salary and bonus payments described above, except that the amount of the bonus to which the officer is entitled will be based on the actual achievement of the applicable performance goals. If the potential change in control becomes a "change in control event" (within the meaning of Section 409A of the Internal Revenue Code), the officer will be entitled to receive the difference between the bonus amounts the officer received upon termination during the potential change in control and the bonus amounts that would have been received had such amounts instead been based on the higher of the officer's target bonus or the average bonus paid to the officer in the preceding three years. Bonus payments include payments made under the Performance Incentive Plan. The officer will also receive up to three years of additional employee benefits (including welfare benefits; outplacement services and tax and financial counseling; and the value of three more years of pension accruals).

If change in control-related payments and benefits become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, payments under the agreement will be reduced to prevent application of the excise tax if such a reduction would leave the executive in a better after-tax position than if the payments were not reduced and the tax applied. The agreements also limit the conduct for which awards under Abbott's incentive stock programs can be terminated and generally permit options to remain exercisable for the remainder of their term.

For purposes of the agreements, the term "change in control" includes the following events: any person becoming the beneficial owner of Abbott securities representing twenty percent or more of the outstanding voting power (not including an acquisition directly from Abbott and its affiliates); a change in the majority of the members of the Board of Directors whose appointment was approved by a vote of at least two-thirds of the incumbent directors; and the consummation of certain mergers or similar corporate transactions involving Abbott. A "potential change in control" under the agreements includes, among other things, Abbott's entry into an agreement that would result in a change in control. Finally, the term "good reason" includes: a significant adverse change in the executive's position, duties, or authority; the Company's failure to pay the executive's compensation or a reduction in the executive's base pay or benefits; or the relocation of the Company's principal executive offices to a location that is more than thirty-five miles from the location of the offices at the time of the change in control.

If a change in control had occurred on December 31, 2014 immediately followed by one of the covered circumstances described above, Messrs. Freyman, Blaser, Capek, and Landgraf would have been entitled to receive the following payments and benefits under the change in control agreements:

Name	Cash termination payments	Additional Supplemental Pension Plan benefits	Welfare and fringe benefits

T. C. Freyman	$7,577,300	$30,845	$58,679
B. J. Blaser	3,841,506	236,627	57,999
J. M. Capek	4,805,050	317,217	57,987
J. C. Landgraf	4,860,350	413,791	47,174

58 Abbott Laboratories

EQUITY AWARDS

Under Abbott Laboratories' Incentive Stock Programs, all outstanding stock options, restricted stock and restricted stock units granted prior to February 2013 (including awards converted into adjusted awards based on both Abbott common shares and AbbVie common stock) vest upon a change in control of Abbott, including performance-based restricted shares, which are deemed earned in full. In addition, awards converted into adjusted awards based on AbbVie common stock would vest in full upon a change in control of AbbVie.

Beginning with grants made in February 2013, upon a change in control, the surviving company may assume, convert, or replace awards to executive officers on an equivalent basis. If the surviving company does not do so, then the awards vest. If the surviving company does assume, convert, or replace the awards on an equivalent basis, then the awards vest if the officer's employment is terminated without cause or the officer resigns for good reason during the period six months prior to and through two years after a change in control. The term "good reason" has the same definition as in the change of control agreements.

If a change in control had occurred on December 31, 2014, and the surviving company assumed, converted, or replaced any of the awards made after January 2013, then Messrs. White, Freyman, Blaser, Capek, and Landgraf would have vested in the following options, restricted shares and restricted stock units:

		Unvested Stock Options		Restricted Shares/Units
Name	Security	Number of Option Shares	Value of Option Shares	Number of Restricted Shares/Units	Value of Restricted Shares/Units

M. D. White	Abbott	100,833	$1,813,623	55,867	$2,515,132
	AbbVie	100,833	3,651,516	55,867	3,655,936
T. C. Freyman	Abbott	35,767	643,320	19,800	891,396
	AbbVie	35,767	1,295,248	19,800	1,295,712
B. J. Blaser	Abbott	19,400	341,332	10,733	483,200
	AbbVie	19,400	694,321	10,733	702,368
J. M. Capek	Abbott	17,433	313,557	9,633	433,678
	AbbVie	17,433	631,310	9,633	630,384
J. C. Landgraf	Abbott	18,333	329,745	10,167	457,718
	AbbVie	18,333	663,902	10,167	665,328

If the surviving company did not assume, convert, or replace awards made after January 2013, then:

  •
  M. D. White would have vested in an additional 1,381,032 unvested Abbott stock options with a value of $10,879,021, and in an additional 258,865 Abbott restricted shares with a value equal to $11,654,103;

  •
  T. C. Freyman would have vested in an additional 400,010 unvested Abbott stock options with a value of $3,194,107, and in an additional 71,079 Abbott restricted shares with a value equal to $3,199,977;

  •
  B. J. Blaser would have vested in an additional 285,164 unvested Abbott stock options with a value of $2,142,268, and in an additional 49,744 Abbott restricted shares with a value equal to $2,239,475;

  •
  J. M. Capek would have vested in an additional 241,211 unvested Abbott stock options with a value of $1,840,029, and in an additional 42,309 Abbott restricted shares with a value equal to $1,904,751; and

  •
  J. C. Landgraf would have vested in an additional 264,953 unvested Abbott stock options with a value of $2,023,023, and in an additional 46,443 Abbott restricted shares with a value equal to $2,090,864.

The value of stock options shown is based on the excess of the closing price of a common share on December 31, 2014 over the exercise price of such options, multiplied by the number of unvested stock options held by the named officer. The value of restricted shares shown is determined by multiplying the number of restricted shares that would vest as of December 31, 2014 and the closing price of a common share on December 31, 2014.

Abbott Laboratories 59

RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS
(ITEM 2 ON PROXY CARD)

Abbott's By-Laws provide that the Audit Committee shall appoint annually a firm of independent registered public accountants to serve as auditors. In October 2014, the Audit Committee appointed Ernst & Young LLP to act as auditors for 2015. Ernst & Young LLP has served as Abbott's auditors since 2014.

Although the Audit Committee has sole authority to appoint auditors, it would like to know the opinion of the shareholders regarding its appointment of Ernst & Young LLP as auditors for 2015. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment of Ernst & Young LLP as auditors for 2015, the Audit Committee will take that fact into consideration, but may, nevertheless, continue to retain Ernst & Young LLP.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as auditors for 2015.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

AUDIT FEES AND NON-AUDIT FEES

The following table presents fees for professional audit services by (i) Ernst & Young LLP, for the audit of Abbott's annual financial statements for the year ended December 31, 2014, and (ii) Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, Limited, and their respective affiliates (the "Deloitte Entities"), for the audit of Abbott's annual financial statements for the year ended December 31, 2013, and fees billed for other services rendered by Ernst & Young and the Deloitte Entities, respectively, during these periods. As reported on Abbott's Current Report on Form 8-K, dated December 14, 2012, the Audit Committee approved the dismissal of Deloitte & Touche LLP ("Deloitte") as Abbott's independent registered public accountant, effective as of the date of Deloitte's completion of the audit services for the fiscal year ending December 31, 2013 and the filing of Abbott's 2013 Annual Report on Securities and Exchange Commission Form 10-K.

	2014	2013

Audit fees:(1)	$12,567,000	$15,511,000
Audit related fees:(2)	435,000	771,000
Tax fees:(3)	4,480,920	226,000
All other fees:(4)	7,000	42,000

Total	$17,489,920	$16,550,000

(1)
Audit fees included amounts billed or to be billed for professional services rendered for the audit of Abbott's annual financial statements, the review of Abbott's financial statements included in Abbott's quarterly reports, and the audits of Abbott's internal control over financial reporting, statutory and subsidiary audits, the review of documents filed with the Securities and Exchange Commission, and certain accounting consultations in connection with the audits.

(2)
Audit related fees include: accounting consultations and audits in connection with proposed acquisitions and divestitures; audits of certain employee benefit plans' financial statements.

(3)
Tax fees consist principally of professional services rendered for tax compliance and tax planning and advice including assistance with tax audits and appeals, and tax advice related to mergers and acquisitions.

(4)
In 2013, "All other fees" primarily represent consulting services for an information technology project engagement Abbott entered with a firm before that firm's acquisition by a Deloitte Entity in 2011.
60 Abbott Laboratories

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT AUDITOR

The Audit Committee has established policies and procedures to pre-approve all audit and permissible non-audit services performed by the independent auditor and its related affiliates.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for Abbott's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee reviews these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2014 Annual Report on Form 10-K with Abbott's management and its independent registered public accounting firm.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm's independence. The Audit Committee has also considered whether the provision of the services described on page 60 under the caption "Audit Fees and Non-Audit Fees" is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Abbott's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

Audit Committee

R. S. Austin, Chair
E. M. Liddy
N. McKinstry
S. C. Scott III
G. F. Tilton

Abbott Laboratories 61

SAY ON PAY—AN ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION (ITEM 3 ON PROXY CARD)

Shareholders are being asked to approve the compensation of Abbott's named officers, as disclosed under Securities and Exchange Commission rules, including the Compensation Discussion and Analysis, the compensation tables, and related material included in this proxy statement.

As noted in our proxy summary, 2014 was another strong year of financial results and returns.

During the period 2012-2014, Abbott continued strong performance, producing an 80% return to shareholders. During that same period, our CEO's compensation declined by 29% as a result of aligning our pay practices to the new peer group that was selected following the separation with AbbVie on January 1, 2013.

*
Cumulative TSR of investment initiated on December 31, 2011.
Source: Thomson Reuters. Thomson Reuters applied an adjustment factor to adjust Abbott historical prices prior to and up through December 31, 2012 to account for the AbbVie separation, which was effective on January 1, 2013. To accurately reflect the TSR created by Abbott since the AbbVie separation, Abbott uses the daily dividend reinvestment methodology to calculate TSR. Other financial data providers may use different methodologies to adjust for the AbbVie separation, which may produce different results.
62 Abbott Laboratories

In our 2014 proxy, we described the many changes we made to our executive compensation program following the separation with AbbVie, including:

  •
  Selected a new peer group that reflects the globally diverse and consumer-facing aspects of Abbott

  •
  Revised executive share ownership guidelines

  •
  Granted long-term incentives based on broader view of long-term performance

  •
  Eliminated ROE as a goal in the annual incentive plan (eliminating duplication with the long-term incentive plan)

  •
  Eliminated single trigger vesting of equity in the event of a change in control

  •
  Eliminated tax gross-ups in our executive officer pay program

  •
  Reduced CEO annual incentive target from 200% to 160% to align with the practices of the new peer group

  •
  Retained a new independent Compensation Committee consultant who performs no other work for Abbott

We received positive feedback on these changes from our shareholders during our extensive shareholder outreach, in particular regarding the changes to our peer group. Our Say-on-Pay Vote in 2014 resulted in 96% of shareholders voting "FOR" our executive compensation program.

During 2014, we made additional changes to our executive compensation program based on feedback from our shareholders, including:

  •
  Increased the ROE target for vesting of performance shares granted in 2015

  •
  Implemented a policy prohibiting hedging

  •
  Added an anti-pledging policy

  •
  Added a shareholding retention requirement

  •
  Strengthened our recoupment policy

The Compensation Committee, with the counsel of its independent consultant, concluded that the compensation reported herein was earned and appropriate. The specific details of the executive compensation program and compensation paid to the named executive officers are described on pages 29 through 41 of this proxy statement.

While this vote is advisory and non-binding, the Board of Directors and Compensation Committee value the opinion of the shareholders and will review the voting results and take into account the results and our ongoing dialogue with shareholders when future compensation decisions are made.

Accordingly, the Board of Directors recommends that you vote FOR the approval of the named officers' compensation.

Abbott Laboratories 63

SHAREHOLDER PROPOSALS

INTRODUCTION

Two shareholder proposals have been received and will be voted upon at the annual meeting only if properly presented by or on behalf of the proponent. Abbott is advised that the proposals will be presented for action at the Annual Meeting. The proposed resolutions and the statements made in support thereof, as well as the Board of Directors' statements in opposition to these proposals, are presented on the following pages.

The Board of Directors recommends that you vote AGAINST the proposals.

64 Abbott Laboratories

THE PROPOSALS

Shareholder Proposal on Genetically Modified Ingredients
(Item 4 on Proxy Card)

David Rudd and Margaret Kaplan, c/o As You Sow, 1611 Telegraph Avenue Suite 1450, Oakland, California 94612 have informed Abbott that they intend to present the following proposal at the Annual Meeting and that they own 250 Abbott common shares and 267 Abbott common shares, respectively.

PROPONENT'S STATEMENT IN SUPPORT OF SHAREHOLDER PROPOSAL

WHEREAS:    Abbott Laboratories uses genetically modified (GMO) ingredients (from modified corn and soy) in some products in its nutritional lines, including its Similac Soy lsomil infant formula products.

The environmental and social impacts of GMOs and associated farming practices make them highly controversial. Accordingly, we believe our Company's use of GMOs is a risk, to both our Company's brand reputation and to the long-term security of our supply chain.

GMO labeling is gaining support among the American public across partisan lines, as citizens seek transparency about the ingredients in food. Vermont has passed a comprehensive GMO labeling law, and two Oregon counties and a Hawaii county approved cultivation bans; labeling laws in approved by Connecticut and Maine legislatures will trigger when other states follow suit. 64 countries, representing over half of the world's population, have enacted GMO labeling laws or bans, including the European Union, China, Japan, Russia, and India. Abbott has removed GMOs from the infant formula it sells in the European Union.

According to a Reuters poll, 93% of consumers support GMO labeling, and the marketplace is responding. Whole Foods will label all GMOs in its stores by 2018, and several national brands have committed to removing GMOs.

Genetically engineered crops are contributing to several environmental concerns in the United States. The vast majority of GMOs in the US are designed to (1) survive toxic herbicides or (2) contain embedded insecticide. The use of these crops led to a 527 million pound increase in herbicide use in the US between 1996 and 2011, which has contributed to an epidemic of herbicide-resistant weeds, and increased the amount of herbicide found on produce (Benbrook 2012).To combat herbicide-resistance, new GMOs have been engineered for use with more toxic herbicides, such 2,4-D and dicamba.

Research has implicated GMOs in the rise of insecticide-resistance pests (Gassmann 2014), demonstrated the growing socio-economic impacts of GMO contamination (Food and Agriculture Organization,2014),and suggested that pesticides used with GMOs may be contributing to the dramatic decline in monarch butterfly populations by killing milkweeds (Hartzler 2009; Pleasants 2012).

RESOLVED: Shareholders request the Board of Directors publish within six months, at reasonable cost and excluding proprietary information, a report on genetically engineered ingredients contained in nutritional products sold by Abbott. This report should list Abbott product categories that contain GMOs and estimated portion of products in each category that contain GMOs, and discuss any actions management is taking to reduce or eliminate GMOs from its products, until and unless long-term studies show that the genetically engineered crops and associated farming practices are not harmful to the environment, the agriculture industry, or human or animal health.

SUPPORTING STATEMENT: This public issue is growing, as GMOs in Vermont will be labeled beginning in 2016, more legislation is proposed, and more toxic pesticides will be used with a new generation of GMOs. Abbott has not provided shareholders with sufficient information on this issue.

Abbott Laboratories 65

Shareholder Proposal on Genetically Modified Ingredients
(Item 4 on Proxy Card)—Continued

Board of Directors' Statement in Opposition to the Shareholder Proposal on Genetically Modified Ingredients (Item 4 on Proxy Card)

The Board of Directors recommends that shareholders vote AGAINST this proposal.

For the third year in a row, the same proponent is putting forward a proposal designed to force the labeling or removal of genetically engineered ("GMO") ingredients. This year's proposal, while slightly different in approach, is in essence very similar to proposals the proponent made in 2012 and 2013 and that were overwhelmingly rejected by shareholders. The current proposal is restyled as a request for a report that would address environmental concerns by identifying the proportion of Abbott products that contain GMO ingredients.

Abbott issues a Global Citizenship Report annually, which includes all aspects of our environmental and sustainability performance across all of our businesses. Creating a separate report focusing on this single issue, as the proposal recommends, is unnecessary and not in the best interest of our shareholders because it would cause Abbott to expend resources unnecessarily to meet a perceived risk that has not been broadly recognized by consumers or regulators or validated by the scientific community.

There is no settled opinion among regulators or consumers on the labeling of GMO ingredients and no aligned FDA label standard in the U.S. related to the use of GMO ingredients. The citizens of California, Colorado, Washington, and Oregon opposed ballot initiatives to require the labeling of GMO ingredients. Likewise there is no broad recognition among regulators for the perceived health risk put forward by the proponents. To the contrary, many well-respected organizations and regulatory agencies around the world, including the United States Food and Drug Administration ("U.S. FDA"), the European Food Safety Authority, the World Health Organization, and the Food and Agricultural Organization of the United Nations have found the science supporting the safety of GMO ingredients to be reliable.

Moreover, the U.S. FDA, in association with other regulatory bodies, also thoroughly evaluates safety assessments performed on any genetically modified food, and foods made from genetically modified plants must meet the same safety requirements as those made from non-genetically modified plants.

Abbott has long been committed to the protection of the environment, human health and safety ("EHS") in all of the global communities where it conducts business. We are recognized as a leader in sustainability and transparency and were named most sustainable company within the health care sector for the past two years by the Dow Jones Sustainability Index. We earned a spot on both the World and North American Indexes for the past ten consecutive years. Abbott's Global Citizenship Report, other public filings, news releases and its website already provide a comprehensive, wide-ranging and transparent report on Abbott's EHS business practices.

Biotechnology has enabled farmers worldwide to maintain and increase crop yields, improve farming sustainability, use less water and pesticides, preserve the soil, utilize a smaller carbon footprint and meet the ever expanding demand for food. The subsequent increase in food products is particularly important for developing countries where nutrition is an ever-growing concern. GMO crops also have the potential to offer greater resistance to insect infestation and plant disease, allowing for less use of chemicals, lower costs to protect plants and more affordable foods.

Abbott labels its food products clearly, accurately and in accordance with all applicable laws and regulations around the globe. As a leader in nutrition, Abbott will continue to deliver products grounded in science that meet or exceed regulatory requirements and address the needs and preferences of our consumers globally. We will also continue to evaluate our policy regarding labeling of GMO ingredients in light of any changes to the scientific and regulatory environments as well as consumer preferences.

The Board of Directors recommends that you vote AGAINST the proposal.

66 Abbott Laboratories

Shareholder Proposal on Independent Board Chairman
(Item 5 on Proxy Card)

Mr. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, New York 11021 has informed Abbott that he intends to present the following proposal at the Annual Meeting and that he owns no fewer than 500 Abbott common shares.

PROPONENT'S STATEMENT IN SUPPORT OF SHAREHOLDER PROPOSAL

WHEREAS:    Resolved: Shareholders request that the Board of Directors adopt a policy that the Chairman of our Board of Directors shall be an independent director who is not a current or former employee of the company, and whose only nontrivial professional, familial or financial connection to the company or its CEO is the directorship. Our board would have discretion to deal with existing agreements. This policy should allow for departure under extraordinary circumstances such as the unexpected resignation of the chair.

When our CEO is our board chairman, this arrangement can hinder our board's ability to monitor our CEO's performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

This proposal topic is of greater importance to Abbott Laboratories because there is no one person designated as a Lead Director. The Policy of the Council of Institutional Investors, whose members invest over $3 trillion, states: "The board should be chaired by an independent director."

A 2012 report by GMI Ratings, The Costs of a Combined Chair/CEO (See http://origin.library.constantcontact.com/download/get/filelll 02561686275-208/GMIRatings CEOChairComp 062012.pdf) found companies with an independent chair provide investors with 5-year shareholder returns nearly 28% higher than those headed by a combined Chair/CEO. The study also found corporations with a combined Chair/CEO are 86% more likely to register as "Aggressive" in their Accounting and Governance Risk (AGR®) model.

Please vote to protect shareholder value:

Independent Board Chairman—Proposal 5

Abbott Laboratories 67

Shareholder Proposal on Independent Board Chairman
(Item 5 on Proxy Card)—Continued

Board of Directors' Statement in Opposition to the Shareholder Proposal on Independent Board Chairman (Item 5 on Proxy Card)

The Board of Directors recommends that shareholders vote AGAINST this proposal.

For the sixth time since 2005, shareholders are being asked once again to vote on a shareholder proposal to adopt a policy that the Board Chairman be an independent director. Shareholders have overwhelmingly rejected similar proposals included in Abbott's proxy statements in 2005, 2006, 2007, 2012 and 2013. The Board believes that the proponent's rigid "one-size-fits-all" proposal, which fails to identify any concerns specific to Abbott, is not in the best interest of shareholders and should be rejected. Abbott has a balanced governance system in which independent directors, including an independent Lead Director, exercise vigorous and meaningful independent oversight.

Contrary to the statements in the proposal, since 2005 the Board has had an independent Lead Director, appointed annually by the independent directors, whose duties and responsibilities are addressed in detail in the Board's Governance Guidelines, which are available on our website. The Lead Director:

  •
  facilitates communications with the Board;

  •
  presides over regularly conducted executive sessions and meetings of the Board when the Chairman is not present;

  •
  serves as liaison between the Chairman and the independent directors;

  •
  reviews and approves matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other Board members;

  •
  has authority to call meetings of the independent directors; and

  •
  ensures that he or she is available for consultation and direct communication if requested by major shareholders.

The Board regularly reviews its leadership structure and does not believe that an independent Chairman is necessary to achieve a high degree of independent oversight of Abbott's management. Indeed, the Board has instituted structures and practices, in addition to the independent Lead Director, that create a balanced governance system of ongoing independent oversight:

  •
  with the exception of the CEO, all of Abbott's Board members are independent, and meet the standards for independence set forth by the NYSE, including that the Board determine that each such director has no material relationship with Abbott;

  •
  all members of each of the key Board committees—namely, the Audit, Compensation, Nominations and Governance, and Public Policy Committees—are independent. As a result, oversight of key matters, such as the integrity of Abbott's financial statements, executive compensation, the nomination of directors and evaluation of the Board and key committees is entrusted to independent directors;

  •
  the full board of independent directors annually evaluates the CEO's performance; and

  •
  the Board and each of its committees have unrestrained access to management and the authority to retain independent advisors, as they deem appropriate.

Further the Board's independent oversight of management is quite evident. In 2013 and 2014, the Board enhanced a number of compensation practices by eliminating tax gross-ups from its executive compensation pay programs and adopting, among other things, a recoupment policy and a share retention policy.

Having Abbott's CEO also serve as the Chairman of the Board provides coherent leadership and direction for both the Board and executive management. Abbott's performance has been strong and it has demonstrated a consistent record of financial performance.

68 Abbott Laboratories

Shareholder Proposal on Independent Board Chairman
(Item 5 on Proxy Card)—Continued

The Board believes that shareholders are best served by giving the Board flexibility to select the best person to serve as Chairman. Abbott has a balanced governance system in which independent directors, including an independent Lead Director, exercise vigorous and meaningful independent oversight, as evidenced by recent enhancements to Abbott's compensation practices. In light of Abbott's strong corporate governance practices, the vitality and efficacy of its current leadership structure, and Abbott's strong performance and shareholder returns(1), the Board believes the current leadership structure of having Abbott's CEO also serve as Chairman of the Board is appropriate.

The Board of Directors recommends that you vote AGAINST the proposal.

(1)
See page 3.
Abbott Laboratories 69

APPROVAL PROCESS FOR RELATED PERSON TRANSACTIONS

It is Abbott's policy that the Nominations and Governance Committee review, approve, or ratify any transaction in which Abbott participates and in which any related person has a direct or indirect material interest if such transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Related person transactions requiring review by the Nominations and Governance Committee pursuant to this policy are identified in:

  •
  questionnaires annually distributed to Abbott's directors and officers;

  •
  certifications submitted annually by Abbott officers related to their compliance with Abbott's Code of Business Conduct; or

  •
  communications made directly by the related person to the Chief Financial Officer or General Counsel.

In determining whether to approve or ratify a related person transaction, the Nominations and Governance Committee will consider the following items, among others:

  •
  the related person's relationship to Abbott and interest in the transaction;

  •
  the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

  •
  the benefits to Abbott of the transaction;

  •
  if applicable, the availability of other sources of comparable products or services;

  •
  an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;

  •
  whether a transaction has the potential to impair director independence; and

  •
  whether the transaction constitutes a conflict of interest.

This process is included in the Nominations and Governance Committee's written charter, which is available on the corporate governance section of Abbott's investor relations Web site (www.abbottinvestor.com). The spouse of one of our executive officers, Jaime Contreras, is employed by Abbott. During 2014, her total compensation exceeded the foregoing threshold.

70 Abbott Laboratories

ADDITIONAL INFORMATION

INFORMATION CONCERNING SECURITY OWNERSHIP

The table below reports the number of common shares beneficially owned as of December 31, 2014 by BlackRock, Inc. and The Vanguard Group (directly or through their subsidiaries), the only persons known to Abbott to own beneficially more than 5% of Abbott's outstanding common shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10022	90,980,032	6.0%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	89,329,582	5.93%

(1)
The information shown was provided by BlackRock, Inc. in a Schedule 13G it filed with the Securities and Exchange Commission on February 9, 2015, indicating its beneficial ownership as of December 31, 2014 of 90,980,032 common shares. BlackRock, Inc. reported that it has sole voting power over 74,955,711 of these shares and sole dispositive power over all of these shares.

(2)
The information shown was provided by The Vanguard Group in a Schedule 13G it filed with the Securities and Exchange Commission on February 10, 2015, indicating its beneficial ownership as of December 31, 2014 of 89,329,582 common shares. The Vanguard Group reported that it has sole voting power over 2,583,285 of these shares and sole dispositive power over 86,881,108 of these shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

One report for Jaime Contreras, reporting a sale of shares by a family member, in that family member's 401(k) plan account, was filed late. Five reports for Katherine C. Doyle, each reporting a single purchase or sale by her investment advisor, were filed late.

OTHER MATTERS

In accordance with Abbott's articles of incorporation, Abbott has indemnified and/or advanced defense costs on behalf of certain directors and/or officers, as follows:

In 2011, 2012, and 2013, shareholder derivative actions were filed in the United States District Court for the Northern District of Illinois and the Circuit Court for the Nineteenth Judicial Circuit, Lake County, Illinois, against Abbott and certain current and former directors and officers alleging breaches of fiduciary responsibilities in connection with Depakote's sales and marketing activities. Plaintiffs sought damages, reimbursement of legal fees and costs, and various other forms of relief. As of 2014, these matters were concluded. Abbott has indemnified and advanced defense costs on behalf of the directors and officers named in these lawsuits.

In 2014, shareholder derivative actions were filed in the Court of Chancery for the State of Delaware against AbbVie (but not Abbott) and certain current and former Abbott directors and officers alleging breaches of fiduciary responsibilities in connection with certain provisions of the agreement for the separation of Abbott and AbbVie. Plaintiffs seek damages, reimbursement of legal fees and costs, and various other forms of relief. Abbott has advanced defense costs on behalf of the directors and officers named in these lawsuits.

Abbott has advanced defense costs on behalf of a former officer in connection with AMO.

Abbott Laboratories 71

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING PROXY STATEMENT

Shareholder proposals for presentation at the 2016 Annual Meeting must be received by Abbott no later than November 13, 2015 and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy for the 2016 meeting.

PROCEDURE FOR RECOMMENDATION AND NOMINATION OF DIRECTORS AND TRANSACTION OF BUSINESS AT ANNUAL MEETING

A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the Chairman of the Nominations and Governance Committee or the Secretary of Abbott. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve. A nominee who is recommended by a shareholder following these procedures will receive the same consideration as other comparably qualified nominees.

A shareholder entitled to vote for the election of directors at an Annual Meeting and who is a shareholder of record on:

  •
  the record date for that Annual Meeting,

  •
  the date the shareholder provides timely notice to Abbott, and

  •
  the date of the Annual Meeting,

may directly nominate persons for director, or make proposals of other business to be brought before the Annual Meeting, by providing proper timely written notice to the secretary of Abbott.

That notice must include certain information required by Article II of Abbott's By-Laws, including information about the shareholder, any beneficial owner on whose behalf the nomination or proposal is being made, their respective affiliates or associates or others acting in concert with them, and any proposed director nominee.

For each matter the shareholder proposes to bring before the Annual Meeting, the notice must also include a brief description of the business to be discussed, the reasons for conducting such business at the Annual Meeting, any material interest of the shareholder in such business and certain other information specified in the By-Laws. In addition, in the case of a director nomination, the notice must include a completed and signed questionnaire, representation and agreement of the nominee addressing matters specified in the By-Laws.

To be timely, written notice either to directly nominate persons for director or to bring business properly before the Annual Meeting must be received at Abbott's principal executive offices not less than ninety days and not more than one hundred twenty days prior to the anniversary date of the preceding Annual Meeting. If the Annual Meeting is called for a date that is not within twenty-five days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or made public in a press release or in a filing with the Securities and Exchange Commission, whichever occurs first. To be timely for the 2016 Annual Meeting, this written notice must be received by Abbott no later than January 25, 2016.

In addition, the notice must be updated and supplemented, if necessary, so that the information provided or required to be provided is true and correct as of the record date for the Annual Meeting and as of the date that is ten business days prior to the meeting. Any such update or supplement must be delivered to the secretary of Abbott at Abbott's principal executive offices not more than five business days after the record date for the Annual Meeting, and not less than eight business days before the date of the Annual Meeting in the case of any update or supplement required to be made as of ten business days prior to the Annual Meeting.

72 Abbott Laboratories

GENERAL

It is important that proxies be returned promptly. Shareholders are urged, regardless of the number of shares owned, to vote their shares. Most of Abbott's shareholders may vote their shares by telephone or the Internet. Shareholders who wish to vote by mail should sign and return their proxy card in the enclosed business reply envelope. Shareholders who vote by telephone or the Internet do not need to return their proxy card.

The Annual Meeting will be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. Admission to the meeting will be by admission card only. A shareholder planning to attend the meeting should promptly complete and return the reservation form. Reservation forms must be received before April 17, 2015. An admission card admits only one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

By order of the Board of Directors.

HUBERT L. ALLEN
 Secretary

Abbott Laboratories 73

EXHIBIT A

DIRECTOR INDEPENDENCE STANDARD

No director qualifies as "independent" unless the board affirmatively determines that the director has no material relationship with Abbott or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Abbott or any of its subsidiaries). In making this determination, the board shall consider all relevant facts and circumstances, including the following standards:

  •
  A director is not independent if the director is, or has been within the last three years, an employee of Abbott or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of Abbott or its subsidiaries.

  •
  A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Abbott or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as an employee (other than an executive officer).

  •
  A director is not independent if (A) the director or an immediate family member is a current partner of a firm that is Abbott's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on Abbott's or its subsidiaries' audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Abbott's or its subsidiaries' audit within that time.

  •
  A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of Abbott or its subsidiaries at the same time serves or served on that company's compensation committee.

  •
  A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Abbott or its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  •
  A director is not independent if the director is an executive officer of a charitable organization that received charitable contributions (other than matching contributions) from Abbott and its subsidiaries in the preceding fiscal year that are in excess of the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.
Exhibit A-1 Abbott Laboratories

ANNEX I

NON-GAAP RECONCILIATION OF FINANCIAL INFORMATION

Abbott uses various non-GAAP financial measures to adjust for factors that are unusual or unpredictable, such as cost reduction initiatives, restructuring programs, integration activities and other business acquisition-related costs, separation activities, and favorable adjustments to tax expense as a result of the resolution of tax positions from a previous year. These non-GAAP financial measures also exclude intangible amortization expense to provide greater visibility on the results of operations excluding these costs, similar to how Abbott's management internally assesses performance.

Abbott's management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding Abbott's results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance. Abbott's management also uses these non-GAAP financial measures internally to monitor performance of the businesses. Abbott, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information
Year Ended December 31, 2014 and 2013
(in millions, except per share data)

	2014
	As Reported (GAAP)	Disc Ops- AbbVie	Specified Items	As Adjusted	% to Sales

Continuing Operations
Intangible Amortization	$555	—	$(555)	—
Gross Margin	10,474	—	721	$11,195	55.3%
R&D	1,345	—	(72)	1,273	6.3%
SG&A	6,530	—	(367)	6,163	30.4%
Net loss on extinguishment of debt	18	—	(18)	—
Other (Income) Expense, Net	14	—	(9)	5
Earnings before taxes	2,518	—	1,187	3,705
Taxes on Earnings	797	—	(130)	667
Net Earnings	1,721	—	1,317	3,038
Diluted Earnings per Share	$1.12	—	$0.86	$1.98
Discontinued Operations
Net Earnings	$563	$(166)	$68	$465
Diluted Earnings per Share	$0.37	$(0.11)	$0.04	$0.30

Specified items for continuing operations reflect intangible amortization expense of $555 million and other expenses of $632 million, primarily associated with cost reduction initiatives and deal and other expenses related to the acquisitions, as well as year-to-date tax expense of $440 million associated with a one-time repatriation of 2014 ex-U.S. earnings, partially offset by favorability as a result of the resolution of various tax positions and adjustment of tax uncertainties from prior years.

Specified items for discontinued operations are primarily related to intangible amortization expense, cost reduction initiatives, as well as year-to-date tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings, partially offset by a favorable adjustment to tax expense related to the resolution of various tax positions from previous years.

Abbott Laboratories Annex I-1

	2013
	Historical GAAP	Disc Ops- EPD DM & AH	Historical GAAP Adj for Disc Ops	Disc Ops- AbbVie	Specified Items	As Adjusted	% to Sales

Continuing Operations
Intangible Amortization	$791	$(203)	$588	—	$(588)	—
Gross Margin	11,017	(1,141)	9,876	—	892	$10,768	54.8%
R&D	1,452	(81)	1,371	—	(16)	1,355	6.9%
SG&A	6,936	(564)	6,372	—	(228)	6,144	31.3%
Net Foreign Exchange (Gain) Loss	50	(4)	46	—	(15)	31
Other (Income) Expense, Net	(32)	—	(32)	—	(20)	(52)
Earnings before taxes	2,521	(480)	2,041	—	1,171	3,212
Taxes on Earnings	138	(85)	53	—	562	615
Net Earnings	2,383	(395)	1,988	—	609	2,597
Diluted Earnings per Share	$1.50	$(0.24)	$1.26	—	$0.38	$1.64
Discontinued Operations
Net Earnings	$193	$395	$588	$(193)	$197	$592
Diluted Earnings per Share	$0.12	$0.24	$0.36	$(0.12)	$0.13	$0.37

Specified items for continuing operations reflect intangible amortization expense of $588 million and other expense of $583 million, primarily associated with cost reduction initiatives, a philanthropic contribution to the Abbott Fund, and integration and separation-related costs, partially offset by favorable adjustments to tax expense of $230 million related to the resolution of various tax positions from previous years and $103 million for the impact of U.S. tax law changes enacted in 2013 related to 2012 results.

Specified items for discontinued operations are primarily related to intangible amortization expense and cost reduction initiatives.

Annex I-2 Abbott Laboratories

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY STATEMENT

MEETING DATE
APRIL 24, 2015

YOUR VOTE IS IMPORTANT Please sign and promptly return your proxy in the enclosed envelope or vote your shares by telephone or using the Internet.

If you plan to attend the meeting, please complete and return the Reservation Form directly to Abbott Laboratories, Annual Meeting Ticket Requests, D-0383 AP6D, 100 Abbott Park Road, Abbott Park, Illinois 60064-6048. Due to space limitations, Reservation Forms must be received before April 17, 2015. An admission card, along with a form of photo identification, admits one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

To avoid a delay in the receipt of your admission card, do not return this form with your proxy card or mail it in the enclosed business envelope.

www.investorvote.com/abt Step 1: Go to www.investorvote.com/abt. Step 2: Click the icon on the right to view the current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Annual Meeting Notice 01Z5TB + + Important Notice Regarding the Availability of Proxy Materials for the Abbott Laboratories Annual Meeting of Shareholders to be Held on April 24, 2015 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of these documents, you must request one. There is no charge to you for this request. Please make your request as instructed on the reverse side of this Notice on or before April 14, 2015 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________

. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of the current meeting materials, you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side of this notice when requesting a set of proxy materials. g Internet – Go to www.investorvote.com/abt. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send an email to investorvote@computershare.com with “Proxy Materials Abbott Laboratories” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side of this notice, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy of future meeting materials. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 14, 2015. Directions to the Abbott Laboratories 2015 Annual Meeting of Shareholders are available in the proxy statement, which can be viewed at www.investorvote.com/abt. Annual Meeting Notice Abbott Laboratories Annual Meeting of Shareholders will be held at 9:00 a.m. Central Time on April 24, 2015 at the corporation’s headquarters. Items to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR Items 1, 2 and 3. 1. Election of 11 Directors: (01) R.J. Alpern, (02) R.S. Austin, (03) S.E. Blount, (04) W.J. Farrell, (05) E.M. Liddy, (06) N. McKinstry, (07) P.N. Novakovic, (08) W.A. Osborn, (09) S.C. Scott III, (10) G.F. Tilton, and (11) M.D. White. 2. Ratification of Ernst & Young LLP as auditors 3. Say on Pay – An Advisory Vote to Approve Executive Compensation The Board of Directors recommends a vote AGAINST Items 4 and 5. 4. Shareholder Proposal - Genetically Modified Ingredients 5. Shareholder Proposal - Independent Board Chairman PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you plan to attend the Annual Meeting of Shareholders, please complete and return the reservation form on the back cover of the proxy statement, which can be found online at www.investorvote.com/abt. 01Z5TB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01Z5RB 1 U PX + Annual Meeting Proxy Card . + IMPORTANT ANNUAL MEETING INFORMATION The Board of Directors recommends that you vote AGAINST Items 4 and 5. For Against Abstain 4. Shareholder Proposal - Genetically Modified Ingredients To Vote FOR All Nominees To WITHHOLD Vote From All Nominees To Vote FOR All Nominees, except withhold vote from the nominee (s) listed below _________________________________________________________________ For Against Abstain 2. Ratification of Ernst & Young LLP as auditors 1. Election of 11 Directors Nominees: (01) R.J. Alpern, (02) R.S. Austin, (03) S.E. Blount, (04) W.J. Farrell, (05) E.M. Liddy, (06) N. McKinstry, (07) P.N. Novakovic, (08) W.A. Osborn, (09) S.C. Scott III, (10) G.F. Tilton, and (11) M.D. White 3. Say on Pay – An Advisory Vote to Approve Executive Compensation The Board of Directors recommends that you vote FOR Items 1, 2 and 3. 5. Shareholder Proposal - Independent Board Chairman IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 2 2 6 9 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Telephone and Internet Voting Instructions - You can vote by telephone OR Internet! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. • Call toll free 1-800-652-VOTE (8683) in the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the simple instructions provided by the recorded message. To vote using the Telephone (within the USA, US territories & Canada) • Go to the following web site: www.investorvote.com/abt • Enter the information requested on your computer screen and follow the simple instructions. To vote using the Internet

IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD. + + SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all previous proxies, acknowledges receipt of the Notice and Proxy Statement dated March 13, 2015, in connection with the Annual Meeting of Shareholders of Abbott Laboratories to be held at 9:00 a.m. on April 24, 2015, at the corporation’s headquarters, and hereby appoints MILES D. WHITE and HUBERT L. ALLEN, or either of them, proxy for the undersigned, with full power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof. If the undersigned is a participant in the Abbott Laboratories Stock Retirement Plan, then this card also instructs the plan’s Investment Committee to vote as specified at the 2015 Annual Meeting of Shareholders, and any adjournments thereof, all shares of Abbott Laboratories held in the undersigned’s plan account upon the matters indicated and in their discretion upon such other matters as may properly come before the meeting. INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1 and 2 and 3, AGAINST Items 4 and 5 and in accordance with the judgment of the proxy holders on any other matters that are properly brought before the meeting. (Important - Please sign and date below.) Proxy — Abbott Laboratories Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. Each joint tenant should sign; executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign. Please read other side before signing. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. . qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q